Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into this 8th day of July, 2015 by and among SITO Mobile, Ltd., a corporation organized under the laws of the State of Delaware and SITO Mobile Solutions, Inc., a corporation organized under the laws of the State of Nevada (together, the “Buyer”), Hipcricket, Inc., a corporation organized under the laws of the State of Delaware (“Seller”) and solely for the purposes of Section 10.10, ESW Capital LLC, a limited liability company organized under the laws of the State of Delaware (“Parent”).

WHEREAS, Seller operates a mobile advertising business, which consists of the placement of advertising content, directly or indirectly, into publisher inventory visible on a mobile device, which, for the avoidance of doubt does not include other types of marketing to mobile devices, such as via SMS, MMS and push notifications (the “Business”);

WHEREAS, Seller also operate a mobile marketing business, which consists of marketing to mobile devices, such as via SMS, MMS and push notifications (the “Seller Excluded Business”);

WHEREAS, Buyer also operates a mobile engagement platform; and

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Purchased Assets (as defined below) and Buyer wishes to combine the Purchased Assets with its mobile engagement platform on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and promises herein contained, the parties agree as set forth below:

Article I

THE TRANSACTION

1.1         Purchase and Sale of Assets. At the Closing (as defined below), Seller shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase, accept and receive, all of Seller’s right, title and interest in, to or arising from the Purchased Assets free and clear of all Encumbrances (except for Permitted Encumbrances).

1.2         Purchased Assets. The “Purchased Assets” shall mean:

(a)         all rights in, to and under the assumed contracts listed on Schedule I attached hereto (such contracts, the “Assumed Contracts”);

(b)         the customer list attached hereto as Schedule II (such customers, the “Existing Customers”);

(c)         the intellectual assets and properties listed on Schedule III attached hereto (such assets, the “IP Assets”); and

(d)         a copy of those records described and accessed in the manner set forth on Schedule IV attached hereto.

1.3         Excluded Assets. Except to the extent expressly included in the Purchased Assets, all other assets are excluded assets (the “Excluded Assets”), including, for the avoidance of doubt and without limitation, the following assets:

(a)         any cash or cash equivalents held by or on behalf of Seller;

(b)         all accounts receivable;

(c)         office furnishings;

(d)         the SAAS Licensed Software;

(e)         any rights, claims or causes of action of Seller against third parties relating to the assets, properties, business or operations of the Business or the Purchased Assets arising out of transactions occurring prior to the Closing Date;

(f)         any trade name, trademarks, service marks, domain names or logos using or incorporating the names “HipCricket” or any variation or derivative thereof;

(g)         the corporate minute book and equity ownership records of Seller;

(h)         all Tax losses and credits, Tax loss and credit carry forwards and other Tax attributes, all deposits or advance payments with respect to Taxes, and any claims, rights, and interest in and to any refund, credit or reduction of Taxes;

(i)         Tax Returns, Tax information and Tax records related to Seller;

(j)         all records and documents; except to the extent expressly included in the Purchased Assets;

(k)         all computers, machinery and equipment, whether owned or leased, whether or not in the possession of Seller or its employees or contractors, necessary to operate the Business; or

(l)         other than the IP Assets, all other intellectual property rights and software of Seller not listed on Schedule III, regardless of whether or not used in the Business.

1.4         Excluded Liabilities and Obligations. Other than the Assumed Contracts, Buyer shall not assume and shall not be liable or responsible for any debt, obligation or liability of the Business or Seller or related to the Purchased Assets, to the extent existing at or related to any period ending prior to the Closing Date.

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1.5         Assumed Liabilities. Buyer hereby assumes all obligations and liabilities of the Business arising under or related to the Assumed Contracts (the “Assumed Liabilities”) from the Closing Date.

1.6         License Back. Buyer hereby grants to Seller a worldwide, nonexclusive, perpetual, irrevocable, paid-up, royalty-free transferable and sub-licensable (directly and indirectly) license for the Seller Excluded Business to: (i) modify and otherwise create derivative works based on IP Assets; and (ii) reproduce, distribute, perform and display (publicly or otherwise), and otherwise make, use, sell, services that practice the IP Assets, and otherwise utilize the IP Assets as if the Seller were the owner of such IP Assets.

Article II

PURCHASE PRICE

2.1         Consideration for Purchased Assets. The aggregate consideration to be paid for the Purchased Assets (the “Purchase Price”) shall consist of (a) $1,300,000 paid in cash (“Cash Purchase Price”) and (b) 6,205,602 shares of Buyer Common Stock (the “Stock Consideration”). The Cash Purchase Price shall be paid at Closing by wire transfer of immediately available funds to an account designated by Seller (the “Closing Cash Payment”). In addition, at the Closing, Buyer shall have assumed the Assumed Liabilities. At Closing, Buyer shall deliver to the Seller a stock certificate representing the Stock Consideration, which shall be issued and delivered to Seller in accordance with the instructions of Seller (the “Closing Stock Payment”).

2.2         Allocation of Purchase Price. The Purchase Price shall be allocated for income Tax purposes among the Purchased Assets in accordance with the methodology set forth on Schedule 2.2 (the “Allocation Schedule”). The Allocation Schedule shall constitute the definitive schedule allocating the Purchase Price among the Purchased Assets for income Tax purposes. Buyer and Seller agree to complete and file Form 8594 and any other required reports in accordance with Section 1060 of the Code, with their respective federal income Tax Returns for the Tax year in which the Closing Date occurs (and any amended Form 8594, if necessary) in a manner consistent with the Allocation Schedule. Neither Buyer nor Seller shall voluntarily take any position inconsistent with the Allocation Schedule in connection with any income Tax proceeding. If any taxing authority disputes the allocation made pursuant to this Section 2.2, the party receiving notice of the dispute shall promptly notify the other party hereto of such dispute and the parties hereto shall cooperate in good faith in responding to such dispute.

Article III

CLOSING AND TRANSFER OF ASSETS

3.1         Closing. The transfer of Purchased Assets contemplated by this Agreement (the “Closing”) and the assumption of the Assumed Liabilities shall occur simultaneously with the execution and delivery of this Agreement (such date, “Closing Date”). The Closing shall take place at the offices of Sichenzia Ross Friedman Ference LLP on the Closing Date. Upon consummation, the Closing shall be deemed to take place as of 12:01 a.m. on the Closing Date.

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3.2         Deliveries by Seller. At the Closing, Seller shall deliver to Buyer the following:

(a)         Assignment and Assumption Agreement and Bill of Sale. Seller shall execute and deliver to Buyer an assignment and assumption agreement and bill of sale substantially in the form attached as Exhibit A (the “Assignment and Assumption Agreement”);

(b)         Officer’s Certificate. Seller shall deliver to Buyer a certificate of the Secretary of the Seller, in his or her capacity as such, dated as of the Closing Date, certifying as to the (i) the incumbency of officers of the Seller executing documents executed and delivered in connection herewith and (ii) a copy of the votes of the Seller’s board of directors authorizing and approving the applicable matters contemplated hereunder;

(c)         SAAS License Agreement. Seller shall execute and deliver to Buyer a counterpart signature to the transaction services agreement, in the form attached hereto as Exhibit B (the “SAAS License Agreement”);

(d)         IP Assignment. Seller shall execute and deliver to Buyer a counterpart signature to the assignment agreement in the form attached hereto as Exhibit C (the “IP Assignment Agreement”);

(e)         Technology License Agreement. Seller shall execute and deliver to Buyer a counterpart signature to the technology license agreement substantially in the form attached here to as Exhibit D (the “Technology License Agreement”); and

(f)         FIRPTA Certificate. Seller shall deliver to Buyer, a duly authorized and executed certificate stating that the Seller is not a foreign person under Section 1445(a) pursuant to Treasury Regulations Section 1.1445-2(b).

3.3         Deliveries by Buyer. At Closing, Buyer shall deliver the following:

(a)         Closing Payments. Buyer shall (i) pay the Cash Purchase Price to the Seller by wire transfer of immediately available funds to an account designated by Seller and (ii) deliver to Seller a stock certificate representing the Stock Consideration;

(b)         Secretary Certificate. Buyer shall deliver to Seller a certificate of the Secretary of the Buyer, in his or her capacity as such, dated as of the Closing Date, certifying as to the (i) the incumbency of officers of the Buyer executing documents executed and delivered in connection herewith and (ii) a copy of the votes of the Buyer’s board of directors authorizing and approving the applicable matters contemplated hereunder;

(c)         Assignment and Assumption Agreement. Buyer shall execute and delivery to Seller a counterpart signature to the Assignment and Assumption Agreement;

(d)         SAAS License Agreement. Buyer shall execute and delivery to Seller a counterpart signature to the SAAS License Agreement;

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(e)         IP Assignment. Buyer shall execute and delivery to Seller a counterpart signature to the IP Assignment Agreement; and

(f)         Technology License Agreement. Buyer shall execute and delivery to Seller a counterpart signature to the Technology License Agreement.

Article IV

REPRESENTATIONS AND WARRANTIES
WITH RESPECT TO SELLER AND THE BUSINESS

Seller represents and warrants to Buyer that the statements contained in this Article IV and in the disclosure schedules delivered by Seller to Buyer on the date hereof (the “Disclosure Schedules”) are true and correct.

4.1         Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to carry on its business as now being conducted.

4.2         Authority; No Conflict; Required Filings and Approvals.

(a)         Seller has all requisite power and authority to enter into this Agreement, the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereunder and thereunder. The execution and delivery of this Agreement, each Ancillary Agreement to which it is a party and the consummation by Seller of the transactions contemplated hereunder and thereunder has been duly authorized by all necessary action on the part of Seller. This Agreement and each Ancillary Agreement to which the it is a party has been duly executed and delivered by Seller and, assuming this Agreement and each Ancillary Agreement to which the Buyer is a party constitutes the valid and binding obligation of Buyer, constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms, subject, as to enforcement, to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereinafter in effect affecting creditors’ rights generally and (ii) general principles of equity.

(b)         Except as set forth in Section 4.2(b) of the Disclosure Schedules, the execution and delivery of this Agreement and each Ancillary Agreement to which it is a party by Seller does not, and the consummation by Seller of the transactions contemplated by this Agreement and each Ancillary Agreement to which it is a party will not, (i) conflict with, or result in any violation or breach of, any provision of its articles of incorporation or other organizational documents or (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under, or require a Consent under, any of the terms, conditions or provisions of an Assumed Contract or (iii) require approval of or with any court governmental, administrative or regulatory authority, agency, commission, body or instrumentality, except in the case of clauses (ii) above for any such breaches, conflicts, violations, defaults, terminations, cancellations, accelerations, losses or failures to obtain any such Consents which  are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

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4.3         Intellectual Property. To the Seller’s knowledge, Seller owns or possesses adequate and enforceable rights to use the IP Assets without material restrictions or material conditions on use, in each case free and clear of any material encumbrance. There has been no Material Adverse Effect on the IP Assets since May 15, 2015.

4.4         Agreements, Contracts and Commitments. Except as set forth in Section 4.4 of the Disclosure Schedules: (a) each Assumed Contract is valid and binding upon Seller (and, to Seller’s knowledge, on all other parties thereto), in accordance with its terms and is in full force and effect, (b) to the Seller’s knowledge there is no breach or violation of or default by Seller or, to the knowledge of Seller, by any other party under any of the Assumed Contracts, whether or not such breach, violation or default has been waived that is reasonably likely to have a Material Adverse Effect, and (c) no event has occurred with respect to Seller (and, to Seller’s knowledge, with respect to any other party thereto), which, with notice or lapse of time or both, would constitute a breach, violation or default of, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of an Encumbrance, prepayment or acceleration under, any of the Assumed Contracts that is reasonably likely to have a Material Adverse Effect.

4.5         Compliance With Laws. Buyer is and, since May 15, 2015 has been, in compliance in all material respects with all applicable Law. Buyer has not received any written notice since May 15, 2015 that remains unresolved (i) of any material administrative or civil (or any criminal) investigation or material audit by any Governmental Body relating to Buyer or any of its subsidiaries or (ii) from any Governmental Body or other Person alleging that the Buyer or any of its subsidiaries is not in compliance with any applicable Law in any material respect.

4.6         Brokers. No broker, finder or agent is entitled to any brokerage fees, finder’s fees or commissions in connection with this Agreement or the transactions contemplated hereby based upon agreement, arrangement or understanding made by or on behalf of Seller.

4.7         Purchase Entirety for Own Account. The Stock Consideration proposed to be acquired by Seller hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and Seller has no present intention of selling or otherwise distributing such stock, except in compliance with applicable securities laws.

4.8         Available Information. Seller has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of investment in Buyer.

4.9         Non-Registration. Seller understands that the Stock Consideration has not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Seller’s representations as expressed herein.

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4.10          Restricted Securities. Seller understands that the Stock Consideration is characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by Seller pursuant hereto, the shares would be acquired in a transaction not involving a public offering. The issuance of the shares hereunder have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Stock Consideration is being effected in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering. Seller further acknowledges that if the shares are issued to Seller in accordance with the provisions of this Agreement, such shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. Seller represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.11          Accredited Investor. Seller is an “Accredited Investor” within the meaning of Rule 501 under the Securities Act and Seller was not organized for the specific purpose of acquiring the shares of Buyer Common Stock.

4.12          Litigation. There is no proceeding that is pending, or as to which Seller has received any written notice of assertion or, to the knowledge of Seller, that is threatened, against Seller relating to the Purchased Assets or the Business, before any Governmental Authority.

4.13          Disclosure. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedules or in any certificate, list or other writing furnished to Buyer pursuant to any provision of this Agreement, to Seller’s knowledge, contains any untrue statement of material fact.

4.14          Legend. Seller hereby agrees with Buyer that the Buyer Common Stock to be issued hereunder will bear the following legend or one that is substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS; PROVIDED, HOWEVER THE COMPANY WILL NOT REQUIRE SUCH A LEGAL OPINION OR “NO ACTION” LETTER (X) IN ANY TRANSACTION IN COMPLIANCE WITH SEC RULE 144 OR (Y) IN ANY TRANSACTION IN WHICH THE HOLDER OF THIS CERTIFICATE DISTRIBUTES THE SECURITIES REPRESENTED BY THIS CERTIFICATE TO AN AFFILIATE OF SUCH HOLDER FOR CONSIDERATION.

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4.15          No Other Representations.

(a)         NONE OF THE SELLER, ANY OF ITS REPRESENTATIVES, DIRECTORS OR OFFICERS OR ANY HOLDER OF SELLER’S DEBT OR EQUITY SECURITIES, HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO SELLER OR ANY OF ITS SUBSIDIARIES OR THE BUSINESS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV.

(b)         Without limiting the generality of the foregoing, the Seller or any Seller Representative, director, officer or holder of equity or debt securities of any of the foregoing has made, or shall be deemed to have made, any representations or warranties in the materials relating to the Business or the Purchased Assets delivered or otherwise made available to Buyer or any of its Representatives or Affiliates, including due diligence materials, or in any presentation of the Business or the Purchased Assets by management of Seller or others in connection with the transactions contemplated hereunder, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Buyer in executing, delivering and performing this Agreement and the transactions contemplated hereunder. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including but not limited to, any offering memorandum or similar materials made available by Seller and its Representatives are not and shall not be deemed to be or to include representations or warranties of Seller or the Business, and are not and shall not be deemed to be relied upon by Buyer in executing, delivering and performing this Agreement and the transactions contemplated hereunder.

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Article V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article V are true and correct.

5.1         Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to carry on its business as now being conducted.

5.2         Authority; No Conflict; Required Filings and Approvals.

(a)         Buyer has all requisite power and authority to enter into this Agreement, and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereunder and thereunder. The execution and delivery of this Agreement, each of the Ancillary Agreements to which it is a party and the consummation by Buyer of the transactions contemplated hereunder and thereunder has been duly authorized by all necessary action on the part of Buyer. This Agreement and each of the Ancillary Agreements to which it is a party has been duly executed and delivered by Buyer and, assuming this Agreement and each of the Ancillary Agreements constitutes the valid and binding obligation of Seller, constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject, as to enforcement, to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereinafter in effect affecting creditors’ rights generally and (ii) general principles of equity.

(b)         The execution and delivery of this Agreement and each of the Ancillary Agreement to which it is a Party by Buyer does not, and the consummation by Buyer of the transactions contemplated by this Agreement and each of the Ancillary Agreements to which it is a party will not, (i) conflict with, or result in any violation or breach of, any provision of its articles of incorporation or other organizational documents, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under, or require Consent or Notice under, any of the terms, conditions or provisions of the Buyer’s organizational documents or any Material Agreement or (iii) any Contracts that provide for registration rights (including, without limitation, piggyback registration rights) that would allow a third party to participate with or interfere with the Registration Statement from becoming effective in accordance with the terms of this Agreement, except in the case of clauses (ii) above for any such breaches, conflicts, violations, defaults, terminations, cancellations, accelerations, losses or failures to obtain any such Consents which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Buyer.

5.3         Brokers. No broker, finder or agent is entitled to any brokerage fees, finder’s fees or commissions in connection with this Agreement or the transactions contemplated hereby based upon agreement, arrangement or understanding made by or on behalf of Buyer.

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5.4         Capitalization.

(a)         The authorized capital stock of the Buyer consists of: (i) 300,000,000 shares, of which 157,212,177 were issued and outstanding and no shares of capital stock of the Buyer were issued and held in the treasury of the Buyer in each case, as of the close of business on the day before the Closing Date; and (ii) 5,000,000 shares of Buyer Preferred Stock of which no shares were issued and outstanding (or held in treasury) as of the close of business on the day before the Closing Date. To Buyer’s knowledge, all of the outstanding shares of capital stock of Buyer have been duly authorized and validly issued, and are fully paid and nonassessable.

(b)         Except as set forth in the SEC Documents (as defined below), there are no: (i) outstanding subscription, option, call, warrant, agreement, arrangement, commitment or other right (whether or not currently exercisable) to acquire any shares of the capital stock, restricted stock unit, stock-based performance unit, shares of phantom stock, stock appreciation right, profit participation right or any other right that is linked to, or the value of which is in any way based on or derived from, the value of any shares of capital stock or other securities of Buyer; (ii) outstanding security, instrument, bond, debenture, note or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Buyer or (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or contract under which any of the Buyer is or may become obligated to sell or otherwise issue, or register, any shares of its capital stock or any other securities. Except as set forth in the SEC Documents, there are no stockholder agreements, voting trusts or other agreements or understandings to which Buyer is a party relating to the voting or disposition of any shares of the capital stock or other securities of Buyer, or granting to any Person or group of Persons the right to elect, or to designate or nominate for election, a director to the board of directors (or similar governing body) of Buyer. All dividends or distributions on securities of Buyer that have been declared on or prior to the date of this Agreement have been paid in full.

5.5         Buyer Common Stock. All of the shares of Stock Consideration shall, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid and non-assessable, and none of such shares of Buyer Common Stock shall be subject to any preemptive rights, shall be free and clear of any Encumbrance, other than those imposed by securities Laws and will be issued to the Seller free of any Encumbrance, other than those imposed by securities Laws.

5.6         SEC Filings; Financial Statements.

(a)         Since September 30, 2012, Buyer has filed (or furnished) on a timely basis all reports, schedules, forms, statements and other documents (including exhibits, financial statements and schedules thereto, and all other information incorporated therein and amendments and supplements thereto) required to be filed with (or furnished to) the SEC by Buyer (such documents and any such additional documents filed with (or furnished to) the SEC after the date of this Agreement, the “SEC Documents”). As of its filing (or furnishing) date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, to Buyer’s knowledge, each SEC Document complied, or if filed (or furnished) subsequent to the date of this Agreement, will comply, as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. As of its filing (or furnishing) date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, no SEC Document contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no SEC Document filed with (or furnished to) the SEC pursuant to the Exchange Act subsequent to the date of this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To Buyer’s knowledge there is no fact, event, circumstance that would prevent the Registration Statement (as defined below) from becoming effective exists as of the date hereof. There are no filings, notices, consents and approvals necessary in order for the Stock Consideration to be listed on the OTC.

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(b)         The audited consolidated financial statements and unaudited consolidated interim financial statements of Buyer included in the SEC Documents, to Buyer’s knowledge, (i) complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as may be permitted under Form 10-Q of the Exchange Act), and (iii) fairly presented (except as may be indicated in the notes thereto) in all material respects the consolidated financial position of Buyer and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods presented therein (subject to normal and recurring year-end adjustments in the case of any unaudited interim financial statements).

(c)         Buyer’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act), other than disclosed in SEC Documents, is reasonably sufficient in all material respects to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of management and (iii) that any unauthorized use, acquisition or disposition of Buyer’s assets that would materially affect Buyer’s financial statements would be detected or prevented in a timely manner. There were no significant deficiencies or material weaknesses identified in management’s assessment of internal controls as of and for the year ended September 30, 2014 (nor has any such deficiency or weakness been identified as of the date hereof).

(d)         Buyer’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) comply, other than disclosed in SEC Documents, in all material respects with the requirements of the Exchange Act and are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Buyer in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Buyer’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Buyer required under the Exchange Act with respect to such reports.

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(e)         Buyer has made available through filings with the SEC on the Electronic Data Gathering, Analysis and Retrieval database (“EDGAR”) or to Seller or Seller’s Representatives correct and complete copies of all comment letters received by Buyer from the SEC since June 30, 2012 relating to the SEC Documents, together with all written responses of Buyer thereto. There are no outstanding or unresolved comments in any such comment letters received by Buyer from the SEC and, to the knowledge of Buyer, none of the SEC Documents is the subject of any ongoing review by the SEC.

(f)         To the knowledge of Buyer, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened in each case regarding any accounting practices of Buyer or any malfeasance by any director or executive officer of Buyer.

(g)         Buyer is not a party to or has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership or any similar contract (including any Contract relating to any transaction or relationship between or among Buyer, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)) where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of Buyer in Buyer’s published financial statements or other SEC Documents.

(h)         Each of the principal executive officer of Buyer and the principal financial officer of Buyer (or each former principal executive officer of Buyer and each former principal financial officer of Buyer, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act of 2002. Buyer does not have, and has not arranged any, outstanding “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002.

(i)         The Buyer is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of OTCQB.

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5.7         Absence of Changes. Except as set forth in the SEC Documents: (a)  the Seller has conducted its business in the ordinary course consistent with past practice and (b) there has not been any effect, change, event, occurrence, development, circumstance, condition or state of facts that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer.

5.8         Liabilities. Buyer has no liabilities or obligations, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, except for: (a) liabilities and obligations Buyer’s published financial statements or other SEC Documents or (b) liabilities and obligations incurred in the ordinary course of business consistent with Buyer’s past practice.

5.9         Compliance With Laws.

(a)         Except as set forth in SEC Documents, Buyer is and, since September 30, 2012, has been in compliance in all material respects with all applicable Law. Except as set forth in SEC Documents, Buyer has not received any written notice since September 30, 2012 that remains unresolved (i) of any material administrative or civil (or any criminal) investigation or material audit by any Governmental Body relating to Buyer or any of its subsidiaries or (ii) from any Governmental Body or other Person alleging that the Buyer or any of its subsidiaries is not in compliance with any applicable Law in any material respect.

(b)         Since September 30, 2012, Buyer has not or, to the knowledge of Buyer, any director, officer or manager has been convicted of, or, to the knowledge of Buyer, has been charged by any Governmental Body with any material violation of any applicable Law related to fraud, theft, embezzlement, breach of fiduciary responsibility or obstruction of an investigation, in each case for a matter involving Buyer.

5.10          Litigation. Except as set forth in the SEC Reports, there are no claims, suits, actions or proceedings pending or, to the knowledge of Buyer, threatened against, relating to or affecting Buyer or any of its subsidiaries, before any Governmental Body or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which would reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Buyer or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereunder. Except as set forth in the SEC Documents, there are no judgments, injunctions, writs, orders or decrees outstanding or binding on Buyer or any of its subsidiaries that, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect on Buyer.

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5.11          Inspection. Buyer is an informed and sophisticated Person, and has engaged expert advisors experienced in the evaluation and acquisition of assets such as the Purchased Assets as contemplated hereunder. Buyer has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby. Buyer has received all materials relating to the Business and the Purchased Assets that it has requested and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any such information or of any representation or warranty made by Seller hereunder or to otherwise evaluate the merits of the transactions contemplated hereby. Buyer acknowledges that Seller has given such Person complete and open access to the key employees, documents and facilities of the Business. Seller and its Representatives have answered to Buyer’s satisfaction all inquiries that Buyer or their Representatives have made concerning the Business or otherwise relating to the transactions contemplated hereunder. Without limiting the generality of the foregoing, Buyer acknowledges that (a) none of Seller or any director, officer, employee or direct or indirect holder of equity or debt securities of the foregoing makes any representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Buyer of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Business and the Purchased Assets or the future business and operations of the Business or (ii) any other information or documents made available to Buyer or their counsel, accountants or advisors with respect to the Business and the Purchased Assets, except as expressly set forth in Article IV, and (b) Buyer has not relied nor will rely upon any of the information described in subclauses (i) and (ii) of clause (a) above or any other information, representation or warranty except those representations and warranties set forth in Article IV hereof in executing, delivering and performing this Agreement and the transactions contemplated hereunder and the Buyer acknowledges that Seller has not made any representations or warranties other than those expressly set forth in Article IV.

Article VI

OTHER COVENANTS

6.1         Registration.

(a)         Buyer shall file a registration statement on Form S-1 pursuant to Rule 415 of the Securities Act (the “Registration Statement”) to register the Buyer Common Stock comprising the Stock Consideration within fifteen (15) days of the Closing (it being understood that the Registration Statement shall be filed notwithstanding the fact the Financial Statements shall be subsequently provided to Buyer by Seller) (the “Filing Date”) and use its best efforts to have the Registration Statement declared effective within sixty (60) days of the Filing Date, provided, such sixty (60) day period shall be extended for each additional day for each day that Seller fails to provide the Financial Statements in accordance to Section 6.6(e). Seller shall promptly provide all information requested by Buyer required for the filing of the registration statement and any delays caused by Seller shall extend the aforementioned timeframes for each day after two (2) Business Days that Seller fails to provide the requiring information following written notice from Buyer. Buyer shall maintain the effectiveness of the Registration Statement until all of the Stock Consideration registered under the Registration Statement has been sold or may be sold without registration without volume or manner-of-sale limits under Rule 144. If pursuant to Rule 415 of the Securities Act, the SEC shall impose a limitation on the number of shares of Buyer Common Stock which may be included in the Registration Statement, then Buyer shall be obligated to include in such Registration Statement only such limited portion of the Stock Consideration.

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(b)         In connection with the filing of any Registration Statement, Buyer agrees to make any other filings with the SEC required to be made prior to the effectiveness of the Registration Statement, including, if required, a Current Report on Form 8-K with respect to the Closing and acquisition of the Purchased Assets and all financial statements required to be included therein. Buyer shall use its best efforts to make any such other filings as soon as practicable following the Closing.

(c)         Buyer shall notify the Seller of the effectiveness of the Registration Statement and shall furnish to the Seller, without charge, such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Registration Statement as the Seller may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Registration Statement.

(d)         Buyer shall as promptly as reasonably practicable notify the Seller of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement with respect to the Seller’s Registrable Securities or the receipt of notice of the initiation of any proceedings for that purpose. Buyer shall respond promptly, but no later than five (5) days after its receipt of an issuance from the SEC with respect of any issued stop order suspending the effectiveness of the Registration Statement. Buyer shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement at the earliest possible moment. Buyer shall promptly notify the Seller of any request by the SEC for any amendment or supplement to, or additional information in connection with, the Registration Statement (or prospectus relating thereto). Buyer shall promptly, but no later than five (5) days after the Closing Date notify the Seller of the filing of the Registration Statement or any prospectus, amendment or supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.

(e)         Subject to the terms of this Section 6.1, Buyer shall promptly prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities until the time period specified in Section 6.1(a). Buyer shall include or incorporate by reference in the Registration Statement such plan of distribution as the Seller shall reasonably request prior to the effectiveness thereof.

(f)         After the effectiveness of the Registration Statement, Buyer shall furnish to the Seller a copy of the prospectus included or incorporated by reference therein. If Buyer has delivered a prospectus to the Seller and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, Buyer shall promptly notify the Seller and the Seller shall immediately cease making offers or sales of shares under the previously delivered prospectus. Buyer shall promptly provide the Seller with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, if a prospectus related to the Registration Statement is required at that time to be delivered under the Securities Act, the Seller shall be free, subject to the terms of this Section 6.1, to resume making offers and sales under the Registration Statement.

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(g)         Buyer shall, in connection with the filing of the Registration Statement hereunder, file such documents as may be necessary to register or qualify the Registrable Securities under the securities or “blue sky” laws of such states as the Seller may reasonably request, and Buyer shall use its best efforts to cause such filings to become effective in a timely manner; provided, however, that Buyer shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state or subject itself to general taxation in any such jurisdiction or provide any undertakings that cause the Buyer undue expense or burden.

(h)         Buyer, only for so long as it has a class of securities registered under Section 12 of the Exchange Act, shall use its best efforts to continue the listing or trading privileges of the shares of Buyer Common Stock to be issued hereunder on the principal national securities exchange or other market (currently OTCQB) on which shares of Buyer Common Stock are then listed or quoted, if any.

(i)         Buyer shall pay all expenses incurred by it in complying with its obligations under this Section 6.1, including registration and filing fees, listing fees, printing expenses, messenger and delivery expenses. The Seller shall pay all expenses incurred by the Seller in connection with the disposition of its Registrable Securities, including any broker’s fees or commissions, selling expenses, messenger and delivery expenses, and fees and expenses of any counsel retained by the Seller.

(j)         Unless and until the Registration Statement has been declared effective, Buyer hereby covenants not to register (including, for this purpose, a registration effected by the Company for stockholders other than the Seller) any of its Common Stock under the Securities Act.

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(k)         Buyer agrees to indemnify and hold harmless the Seller and the Seller’s directors, officers and each person, if any against any losses, claims, damages, expenses or liabilities to which the Seller or other such Person may become subject by reason of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished in writing to Buyer by or on behalf of the Seller expressly for use in the Registration Statement. Buyer shall have the right to assume the defense and settlement of any claim or suit for which Buyer may be responsible for indemnification under this Section 6.1 with counsel reasonably satisfactory to the indemnified party. The indemnified party may participate in any such defense or settlement, but Buyer shall not be liable to such indemnified party for any legal or other expenses incurred by such indemnified party in connection with the defense thereof; provided, however, that (x) if Buyer fails to take reasonable steps necessary to defend in good faith the action or proceeding within ten (10) Business Days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (y) if such indemnified party who is a defendant in any action or proceeding which is also brought against Buyer shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to such indemnified party which are not available to Buyer; or (z) if representation of both parties by the same counsel is impermissible under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction) and Buyer shall be liable for any reasonable expenses therefor. The Seller, with respect to the shares that are included in the Registration Statement agrees to indemnify and hold harmless Buyer and its directors, officers and each Person, if any, that controls Buyer within the meaning of the Securities Act, against any losses, claims, damages, expenses or liabilities to which Buyer or other such Buyer may become subject by reason of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished in writing to Buyer by or on behalf of the Seller expressly for use in the Registration Statement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any action or claim in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(l)         If the indemnification provided for in Section 6.1(k) is unavailable to an indemnified party with respect to any losses, claims, damages, expenses or liabilities referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Buyer and the Seller agree that it would not be just and equitable if contribution pursuant to this Section 6.1(l) were determined by pro rata allocation or by any other method of allocation that fails to take account of the equitable considerations referred to above. The Seller shall not be required to contribute any amount in excess of the amount by which the net proceeds to the Seller from the sale of the Seller’s Registrable Securities pursuant to the Registration Statement exceeds the amount of any damages which the Seller has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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(m)         Buyer covenants that, for so long as Buyer has a class of securities registered under Section 12 of the Exchange Act, it will file any reports required to be filed by it under the Securities Act and the Exchange Act.

(n)         Seller may not, directly or indirectly engage in a short sale (as defined in 17 CFR 242.200) in any Buyer Common Stock or enter into hedging or similar transactions with the Buyer Common Stock until all of the Stock Consideration has been sold.

(o)         If, at any time, (i) the Registration Statement that is complete in all respects (except for any Financial Statement required to be provided by Seller under Section 6.6(e) that have not been provided by Seller to Buyer) is not filed on or prior to the Filing Date, (ii) prior to the effective date of the Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within ten Business Days after the receipt of comments from the Commission or (iii) the Company fails to file with the Commission a request for acceleration of the Registration Statement within five Business Days of the date that the Company is notified in writing by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, the Buyer shall pay to Seller, in by wire transfer of immediately available funds to an account designated by Seller, $1,000 for each Business Day that exceeds the aforementioned time periods; provided, however, no payment shall accrue if the delay is caused by Seller’s or Seller’s auditor’s failure to respond to comments from the Commission related to the Financial Statements.

6.2         [Reserved].

6.3         Confidentiality. The terms of the Mutual Confidentiality Agreement dated as of May 18, 2015, by and between Buyer and Seller (as amended from time to time) shall continue in full force and effect in accordance with its terms until the Closing, at which time Buyer’s confidentiality obligations thereunder shall terminate to the extent they relate to the Purchased Assets and the Business.

6.4         Continued Assistance. Following the Closing, Seller shall refer to Buyer as promptly as practicable any telephone calls, letters, orders, notices, requests, inquiries and other communications from any Existing Customers that the Seller reasonable agrees is related to the Business relating to the Business. Seller shall cooperate upon the reasonable requests of the Buyer in an orderly transfer of the Business and the continuation thereof by Buyer at the sole cost and expense of the Buyer. Seller shall promptly forward any payments received by Seller from customers related to the Assumed Contracts for services provided by Buyer after the Closing Date

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6.5         Certain Tax Matters. All Transfer Taxes, if any, incurred in connection with the transactions contemplated by this Agreement shall be borne fifty percent (50%) by Buyer and fifty percent (50%) by Seller. Buyer or Seller, as applicable, will file all necessary Tax Returns and other documentation with respect to Transfer Taxes and if required by applicable Law, Seller or Buyer, as applicable, will join in the execution of any such Tax Returns and documentation.

6.6         Covenants.

(a)         Non-Competition.

(i)         Seller agrees, from the time of the Closing until the expiration of the Restricted Period that it will not, directly or indirectly, in any manner (whether on his or its own account, or as an owner, operator, manager, investor, agent or otherwise), engage directly or indirectly in the Business as it is conducted as of the Closing Date, (a “Seller Competitive Activity”), subject to the immediately succeeding proviso and the last sentence of this Section 6.6(a)(i), or own any interest in, manage, control, participate in (whether as an owner, operator, manager, investor, agent, representative or otherwise) any Seller Competitive Activity; provided, however, that the ownership of ten percent (10%) or less of the outstanding stock of any publicly traded corporation shall not be deemed to be engaging in a Seller Competitive Activity solely by reason of such ownership. Notwithstanding the foregoing, this Section 6.6(a)(i) shall not prohibit or prevent Seller from acquiring any business that is engaged in a Seller Competitive Activity and after such acquisition, such entity continuing from its operations of such business (an “Acquired Entity”), provided after such acquisition of the Acquired Entity, Seller shall cause the Acquired Entity to not solicit any Existing Customer other than an Existing Customer who is also a customer of the Acquired Entity at the time of its acquisition.

(ii)         Buyer agrees, from the time of the Closing until the expiration of the Restricted Period that it will not, directly or indirectly, in any manner (whether on his or its own account, or as an owner, operator, manager, investor, agent or otherwise), engage directly or indirectly in the Seller Excluded Business as it is conducted as of the Closing Date (a “Buyer Competitive Activity”), subject to the immediately succeeding provision, or own any interest in, manage, control, participate in (whether as an owner, operator, manager, investor, agent, representative or otherwise), or consult with or render services for any Person that is engaged in any Buyer Competitive Activity; provided, however, that the ownership of ten percent (10%) or less of the outstanding stock of any publicly traded corporation shall not be deemed to be engaging in a Buyer Competitive Activity solely by reason of such ownership. Notwithstanding the foregoing, this provision Section 6.6(a)(ii) shall not prohibit or prevent Buyer from acquiring an Acquired Entity and after such acquisition, such acquired entity from its operations of such business, provided after such acquisition of the Acquired Entity, Buyer shall cause the Acquired Entity to not solicit any customer of the Seller Excluded Business.

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(b)         Non-Solicitation.

(i)         Seller agrees, from the time of the Closing until the expiration of the Restricted Period, not to directly or indirectly solicit, induce or encourage any executive or employee or other personnel (including contractors) of the Business that accepted employment with the Buyer (such employees, the “Accepted Offered Employees”) as of the Closing Date to leave, alter or cease his or its relationship with Buyer or any of its Affiliates, for any reason whatsoever; provided, however, that Seller may solicit, hire or assist or participate in the solicitation or hiring of (i) any such personnel via form letter, blanket mailing or published advertisement or (ii) any former executive or employee or other personnel (including contractors) of the Business who has not been employed or engaged by Buyer or its Affiliates for the six (6)-month period prior to such hiring.

(ii)         Other than with respect to the Accepted Offered Employees, Buyer agrees from the time of the Closing until the expiration of the Restricted Period, not to directly or indirectly solicit, induce or encourage any executive or employee or other personnel (including contractors) of the Seller Excluded Business as of the Closing Date as of the date of the Combination, to leave, alter or cease his or its relationship with Seller or any of its Affiliates, for any reason whatsoever; provided, however, that Buyer may solicit, hire or assist or participate in the solicitation or hiring of (i) any such personnel via form letter, blanket mailing or published advertisement or (ii) any former executive or employee or other personnel (including contractors) of the Seller Excluded Business who has not been employed or engaged by Seller or its Affiliates for the six (6)-month period prior to such hiring.

(c)         Enforcement. If the final judgment of a court of competent jurisdiction declares that any term or provisions of Section 6.6(a) or (b) is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closer to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. The existence of any claim or cause of action by one party against the other or any of their respective Affiliates, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by the Buyer or Seller of the provisions of Section 6.6(a) or (b), which Section will be enforceable notwithstanding the existence of any breach by Buyer or Seller, as applicable.

(d)         Covenant Not to Sue. Seller hereby covenants not to sue Buyer with respect to those patents set forth on Schedule X against Buyer based on the operation of the Business to serve the Existing Customers as of the Closing Date, but only to the extent such patents are used to service the customers of the Business set forth on Schedule II.

(e)         Financial Statements. Within forty-five (45) days after the Closing Date, Seller shall provide Buyer true and complete copies of (i) the audited balance sheet of the Business as of September 30, 2014 and September 30, 2013, and the related statements of income and cash flows, including the notes thereto, for the years then ended (collectively, “Audited Financial Statements”) and (ii) the unaudited balance sheet of the Business for the nine (9) month period ended June 30, 2015 (the “Unaudited Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”).  The Financial Statements shall be prepared in accordance with GAAP applied on a consistent basis during the periods involved. The Audited Financial Statements shall be audited by PMB Helin Donovan and the Buyer shall cause PMB Helin Donovan to provide the consents for the Registration Statement, including any amendments and provide responses to inquiries from the SEC on the Financial Statements.

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(f)         Employee Agreements. For two (2) years after the date hereof, to the extent Seller has any enforceable non-competition agreements with any current or former employee of the Seller, Seller agrees that upon the reasonable request and at the Buyer’s direction and expense, Seller, on behalf of Buyer, shall seek to enforce any such non-competition agreement. against such current or former employee during such breach of such non-competition agreement as it relates to the Business.

(g)         Assumed Contracts. If any necessary consent, approval or novation is not obtained for any Assumed Contract, Seller shall cooperate, at Buyer’s sole expense, with Buyer in any reasonable arrangement designed to provide Buyer with all of the benefits under such Assumed Contract, subject to appropriate indemnification of Seller by Buyer in a form satisfactory to Seller.

(h)         Litigation. Seller shall, at the sole cost and expense of Buyer, reasonably cooperate with Buyer in the defense of any third party claims now in existence or which may be brought in the future against Buyer that relate to events or occurrences affecting the Purchased Assets or the Business that transpired prior to the Closing Date, and Buyer shall indemnify Seller for any and all costs, expenses and Losses incurred by Seller in complying with the foregoing, except that the Buyer shall not be required to reimburse or indemnify Seller for events or occurrences that transpired between May 15, 2015 and the Closing Date.

Article VII

CONDITIONS PRECEDENT

7.1         Conditions to Each Party’s Obligation to Close. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a)         No Injunction or Restraint. There shall not be in effect any temporary or permanent restraining order, decree, ruling or injunction or other order of a court or other Governmental Body of competent jurisdiction directing that the transactions contemplated herein not be consummated, or making such consummation unlawful, or otherwise materially limiting or restricting ownership or operation of the Business by Buyer; provided, however, that each of the parties shall have used their reasonable efforts to prevent the entry of any such temporary or permanent restraining order, injunction or other order; and

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(b)         No Action. No action, suit, proceeding or investigation before any Governmental Body shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement, any Ancillary Agreement or any of the transactions contemplated hereby and thereby, declare unlawful the transactions contemplated hereby and thereby, cause such transactions to be rescinded, or which could reasonably be expected to adversely affect the right of Buyer to own or operate the Business.

7.2         Conditions to Buyer’s Obligation to Close. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by Buyer, at or prior to the Closing, of the following conditions:

(a)         Accuracy of Warranties and Performance of Covenants. The representations and warranties of Seller contained in Article IV shall be true and correct in all respects in each case as if made on and as of the Closing Date. Seller shall have performed all of the obligations and complied with all of the covenants, agreements and conditions set forth in this Agreement or any Ancillary Agreement and required to be performed or complied with on or prior to the Closing. At Closing, Seller shall provide to Buyer a certificate of an officer of Seller as to the foregoing;

(b)         Consents. All Consents listed on Schedule 7.2(b) of the Disclosure Schedules shall have been obtained or provided for to the reasonable satisfaction of Buyer; and

(c)         Required Deliveries. Seller shall have made each of the deliveries set forth in Section 3.2.

7.3         Conditions to Seller’s Obligation to Close. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by Seller, at or prior to the Closing, of the following conditions:

(a)         Accuracy of Warranties and Performance of Covenants. The representations and warranties of Buyer contained in Article V shall be true and correct in all respects in each case as if made on and as of the Closing Date. Buyer shall have performed all of the obligations and complied with all of the covenants, agreements and conditions required to be performed or complied with on or prior to the Closing. At Closing, Buyer shall provide to Seller a certificate of an officer of Buyer as to the foregoing; and

(b)         Ancillary Agreements. Each of the Ancillary Agreements will have been executed and delivered by each of the other parties hereto, and each such Ancillary Agreement shall be in full force and effect.

(c)         Required Deliveries. Buyer shall have made each of the deliveries set forth in Section 3.3.

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Article VIII

SURVIVAL AND INDEMNIFICATION

8.1         Indemnification by Seller. Seller shall indemnify and hold harmless the Buyer and its directors, officers, employees, Affiliates and agents (the “Buyer Indemnitees”) against and in respect of all of their Losses arising from or relating to: (a) any breach of any of the representations or warranties made by Seller in this Agreement, and (b) any breach of the covenants and agreements made by Seller in this Agreement; provided that Buyer makes a written claim for indemnification pursuant to Section 8.4 below within the applicable survival period pursuant to Section 8.3 below).

8.2         Indemnification by the Buyer. The Buyer shall indemnify and hold harmless Seller and its directors, officers, employees, Affiliates and agents (the “Seller Indemnitees”) against and in respect of Losses of Seller Indemnitees arising from or relating to: (a) any breach of any of the representations or warranties made by the Buyer in this Agreement, including the Schedules to this Agreement, (b) any breach of the covenants and agreements made by the Buyer in this Agreement and (c) any Assumed Liability; provided that Seller makes a written claim for indemnification against the Buyer pursuant to Section 8.4 below within the applicable survival period pursuant to Section 8.3 below).

8.3         Survival of Claims; Limitations of Indemnity.

(a)         Other than the Fundamental Representations (as defined below), the representations and warranties contained in this Agreement shall have a survival period of two (2) years from the Closing Date. The representations and warranties set forth in Sections 4.1, 4.2(a), 4.6, 4.7, 4.11, 5.1, 5.2(a) and 5.3, (collectively, the “Fundamental Representations”) shall survive until the expiration of the applicable statute of limitations. All covenants contained in this Agreement shall survive until fully performed or discharged.

(b)         Seller shall have no obligation to indemnify the Buyer Indemnitees from and against any Losses, arising out of, relating to, under Section 8.1 or otherwise until such Buyer Indemnitees shall have suffered Losses by reason of all such breaches in excess of an aggregate of $1,000,000 (the “Basket”), after which point Seller shall indemnify the Buyer Indemnitees for all Losses exceeding $1,000,000. Except with respect to fraud neither Seller, on the one hand, nor Buyer, on the other hand, will have aggregate liability to the other in excess of $2,400,000 (the “Indemnification Cap”). With respect to fraud neither Seller, on the one hand, nor Buyer, on the other hand, will have aggregate liability to the other for a breach of a representation or warranty in excess of the aggregate consideration actually paid by Buyer to Seller pursuant to this Agreement.

(c)         For purposes of determining whether there has been any misrepresentation or breach of a representation or warranty under this Agreement, and for purposes of determining the amount of Losses resulting therefrom, all qualifications or exceptions in any representation or warranty relating to or referring to the terms “material”, “materiality”, “in all material respects”, “Material Adverse Effect” or any similar term or phrase shall be disregarded, it being the understanding of the parties that for purposes of determining liability under this Article VIII, the representations and warranties of the parties contained in this Agreement shall be read as if such terms and phrases were not included in them. The representations and warranties contained in this Agreement shall not be affected by any investigation, verification or examination by any party hereto or by anyone on behalf of any such party.

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8.4         Procedure for Indemnification Claims.

(a)         If a claim for Losses other than a Third Party Claim (a “Claim”) is proposed to be made by a party entitled to indemnification hereunder (the “Indemnified Party”) against the party from whom indemnification is claimed (the “Indemnifying Party”), the Indemnified Party will give notice describing in reasonable detail the Claim (a “Claim Notice”) to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this Article VIII. The Indemnifying Party shall have thirty (30) Business Days from the date of delivery to it of a Claim Notice to accept or object to all or a portion of the Claim. In the event that the Indemnifying Party disagrees with any portion of the Claim, then the Indemnifying Party shall deliver written notice to the Indemnified Party prior to the expiration of the thirty (30) Business Day period, which notice shall describe in reasonable detail the reasons for such disagreement. If the Indemnifying Party timely delivers a dispute notice, for a period of sixty (60) days from the date of delivery of such notice, the Indemnifying Party and the Indemnified Party shall attempt to resolve all disputes set forth in such notice.

(b)         If any third party seeks any indemnification pursuant to this Agreement shall notify any Party with respect to any matter (a “Third Party Claim”) which, if true (without any responsibility for independent investigation of the facts or law contained in such notice from the third party), would give rise to a claim for indemnification against any other Indemnifying Party under this Article VIII, then the Indemnified Party shall promptly notify each Indemnifying Party in writing; provided, however, (i) that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced

(c)         Indemnified Party in writing within ten (10) business days after the Indemnified Party has given notice of the Third Party Claim that it will indemnify the Indemnified Party against any Losses arising out of such Third Party Claim and that it intends to assume the defense of the Third Party Claim, (ii) the Indemnifying Party provides reasonable evidence to the Indemnified Party of its financial ability to satisfy its indemnification obligations, and (iii) the suit, action claim, liability, or obligation does not seek to impose any liability, obligation or restriction upon the Indemnified Party other than for money damages; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that the Indemnified Party shall have the right to retain separate co-counsel and participate in the defense of the Third Party Claim, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless, (x) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (y) there exists a conflict between the interests of the Indemnified Party and the Indemnifying Party that reasonably requires the retention of separate counsel, or (z) the Indemnifying Party has failed to assume the defense and employ counsel.

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(d)         So long as the Indemnifying Party has assumed and is actively and diligently conducting the defense of the Third Party Claim in accordance with Section 8.4(b) above, (i) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be delayed or withheld unreasonably) and (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be delayed or withheld unreasonably).

(e)         In the event the Indemnifying Party does not assume and conduct the defense of the Third Party Claim in accordance with Section 8.4(c) above, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate without the consent of the Indemnifying Party and (ii) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided, but subject in all respects to the various limitations and undertakings set out in this Article XI.

(f)         Amounts payable by the Indemnifying Party to the Indemnified Party in respect of any Losses for which any Party is entitled to indemnification hereunder, including the costs of defending against a Third Party Claim, shall be payable by the Indemnifying Party as incurred by the Indemnified Party.

(g)         The party assuming the defense will keep the other party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, and shall furnish such other party with all documents and information that such other party shall reasonably request and shall consult with such other party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, the party not controlling the defense shall at all times have the right to fully participate in such defense (at its own expense) directly or through counsel

8.5         Payment of Claims.

(a)         If Seller becomes obligated to indemnify any Buyer Indemnitee with respect to any claim for indemnification hereunder and the amount of liability with respect thereto shall have been finally determined, Seller, in its sole discretion, may elect to pay such amounts to the Indemnified Party in (i) cash, (ii) the Closing Stock Consideration or (iii) any combination of cash and Closing Stock Consideration, in any case. If the Seller elects to pay any portion of such indemnified amount in Closing Stock Consideration, the value of each share of Closing Stock Consideration shall for all purposes hereof, an amount equal to the greater of: (i) $0.38675 or (ii) the current fair market value based on the closing price of the Buyer’s Common Stock recorded by the OTC Markets (or any other market where such shares are then listed) for the last trading day prior to the surrender of such share.

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(b)         If Buyer becomes obligated to indemnify a Seller Indemnitee with respect to any claim for indemnification hereunder, and the amount of liability with respect thereto shall have been finally determined, Buyer shall pay such amounts to the Indemnified Party in immediately available funds within ten (10) days following written demand by the Indemnified Party. The amount of any indemnification payments shall be net of any insurance proceeds reasonably expected to be realized by the indemnified party arising from the incurrence or payment of any such amount payable or any correlative adjustments resulting from such indemnification payment. All indemnification payments under this Agreement shall be treated as adjustments to the Purchase Price for all Tax purposes unless required otherwise by Law.

8.6         Other Indemnification Provisions.

(a)         Following the Closing Date, none of the parties or any of the directors, officers, managers, partners, employees, equityholders, agents or representatives of the parties or their Affiliates as of immediately prior to the Closing shall have any liability of any kind to the other party, subject only to the Indemnified Parties’ ability to bring indemnification claims pursuant to this Article VIII which shall be the sole and exclusive remedy of the Indemnified Parties for breach of any representations and warranties or covenants and agreements contained in this Agreement; provided, that the foregoing shall not limit the rights of the parties to seek equitable remedies (including specific performance or injunctive relief) or to seek recovery with respect to fraud.

(b)         Notwithstanding anything to the contrary contained in this Agreement, none of the parties hereto shall have any liability under any provision of this Agreement for any punitive, special, consequential, or exemplary damages, or any other damages based on a financial “multiple” that may have been used in determining the Purchase Price, or for damages based on the loss of business reputation or opportunity, except those paid to a third party. Each of the parties agrees to take all reasonable steps to mitigate their respective Losses and expenses upon and after becoming aware of any event or condition, which could reasonably be expected to give rise to any Losses and expenses that are indemnifiable hereunder.

(c)         Notwithstanding anything in this Article VIII to the contrary, if the Seller is entitled to indemnification pursuant to Section 6.1(k), the provisions of Section 6.1(k) shall govern and the provisions of this Article VIII shall not be applicable.

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Article IX

DEFINITIONS

9.1         Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following words and phrases, whenever capitalized in this Agreement, shall have the following respective meanings:

“Accepted Offered Employees” shall have the meaning set forth in Section 6.6(b)(i).

“Accredited Investor” shall have the meaning set forth in Section 4.11.

“Acquired Entity” shall have the meaning set forth in Section 6.6(a)(i).

“Affiliate” when used with respect to any Person means (a) any other Person, which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any director or officer of such Person or (c) any family member of any of the foregoing. For purposes of this definition “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), with respect to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. As used herein, unless the context otherwise requires,

“Allocation Schedule” shall have the meaning set forth in Section 2.2.

“Ancillary Agreements” means the Assignment and Assumption Agreement, the SAAS License Agreement, the IP Assignment Agreement, the Technology License Agreement and any other document or certificate delivered in connection with this Agreement.

“Assignment and Assumption Agreement” shall have the meaning set forth in Section 3.2(a).

“Assumed Contracts” shall have the meaning set forth in Section 1.2(a).

“Assumed Liabilities” shall have the meaning set forth in Section 1.5.

“Audited Financial Statements” shall have the meaning set forth in Section 6.6(e).

“Basket” shall have the meaning set forth in Section 8.3(b).

“Business” shall have the meaning set forth in the recitals.

“Business Day” means any day that is not a Saturday or a Sunday or a day on which banks located in New York, New York are authorized or required to be closed.

“Buyer Common Stock” shall mean the common stock, $0.0001 par value, of the Buyer.

“Buyer Competitive Activity” shall have the meaning set forth in Section 6.6(a)(ii).

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“Buyer Indemnitees” shall have the meaning set forth in Section 8.1.

“Buyer Preferred Stock” shall mean the preferred stock, $0.0001 par value, of the Buyer.

“Cash Purchase Price” shall have the meaning set forth in Section 2.1.

“Claim” shall have the meaning set forth in Section 8.4(a).

“Claim Notice” shall have the meaning set forth in Section 8.4(a).

“Closing Cash Payment” shall have the meaning set forth in Section 2.1.

“Closing Stock Payment” shall have the meaning set forth in Section 2.1.

“Code” means the Internal Revenue Code 1986, as amended from time to time.

“Confidential Information” means any information or data concerning the business, affairs and prospects of the Business not already generally available to the public.

“Consent” means, with respect to a Person, any consent, approval, waiver, order or authorization of, or registration, declaration or other action or filing with or exemption by such Person.

“EDGAR” shall have the meaning set forth in Section 5.6(e).

“Encumbrance” means any pledge, lien, security interest, encumbrance, claim, demand, restriction on transfer, option, voting trust or agreement, shareholders agreement or any other similar interest other than liens for Taxes not yet due and payable or due but not delinquent.

“Exchange Act” means the Securities Exchange Act of 1934 (as amended, together with the rules and regulations promulgated thereunder).

“Excluded Assets” shall have the meaning set forth in Section 1.3.

“Existing Customers” shall have the meaning set forth in Section 1.2(b).

“Filing Date” shall have the meaning set forth in Section 6.1.

“Financial Statements” shall have the meaning set forth in Section 6.6(e).

“Fundamental Representations” shall have the meaning set forth in Section 8.3(a).

“GAAP” means United States generally accepted accounting principles.

“Governmental Body” means any foreign or domestic federal, state or local government or quasi-Governmental Body or any department, agency, subdivision, court or other tribunal of any of the foregoing.

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“Indemnification Cap” shall have the meaning set forth in Section 8.3(b).

“Indemnified Party” shall have the meaning set forth in Section 8.4(a).

“Indemnifying Party” shall have the meaning set forth in Section 8.4(a).

“IP Assets” shall have the meaning set forth in Section 1.2(a).

“IP Assignment Agreement” shall have the meaning set forth in Section 3.2(d).

“knowledge” means, with respect to any fact, circumstance, event or other matter in question, the knowledge of such fact, circumstance, event or other matter after reasonable inquiry of the officers, directors, legal and financial personnel.

“Law” means any law, rule, regulation, judgment, code, ruling, statute, order, ordinance, decree or other requirement of, including the terms of any license or permit issued by, any Governmental Body.

“Losses” means any and all damages, costs, liabilities, losses, judgments, penalties, fines, expenses or other costs, including reasonable attorneys’ fees, incurred by an Indemnified Party,.

“Material Adverse Effect” means any events, transactions or other facts which, either individually or in the aggregate with other events, transactions or other facts which have or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operation of the Business, or upon the ability of a party to consummate the transactions contemplated by this Agreement, except in each case any adverse effect related to or resulting from (a) the announcement of the execution of this Agreement or consummation of the transactions contemplated hereby, in each case due to the identity of the Buyer, (b) (x) conditions affecting the global or United States economy or financial markets as a whole, or generally affecting the industries in which Seller conducts its business, (y) any change or proposed change in any applicable Law or in GAAP or any interpretation thereof, or (z) the commencement, occurrence or continuation of any act of war, armed hostilities or terrorism, to the extent, in the cases of this clause (b), such conditions, changes in Law, GAAP or interpretations thereof or acts do not affect the Business, the Purchased Assets or Seller in a disproportionate matter relative to other businesses or entities in those jurisdictions affected by such conditions, changes in Law, GAAP or interpretations thereof or acts, (c) earthquakes, hurricanes, floods or other natural disasters or (d) any action taken by Buyer or any of its Affiliates or by Seller or any of its Affiliates with the express written consent of Seller or Buyer, respectively, in each case with respect to the transactions contemplated hereby.

“Material Agreement” means any agreement of Buyer or any of its Affiliates that is filed or required to be filed in an filing required to be made pursuant to the SEC.

“OTC” means the OTC Markets Group.

“Parent” shall have the meaning set forth in the Preamble.

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“Permitted Encumbrances” means (a) statutory liens for current Taxes, special assessments or other governmental charges not yet due and payable, due but not delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings (b) restrictions in the transfer of securities arising under applicable securities Laws and, (c any lien that will be released on or prior to the Closing Date

“Person” means any individual, a corporation, an association, a partnership, a limited liability company or partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) or Governmental Body and any agency or political subdivision thereof, or any other entity.

“Purchase Price” shall have the meaning set forth in Section 2.1.

“Purchased Assets” shall have the meaning set forth in Section 1.2.

“Registrable Securities” shall have the meaning set forth in Section 6.1(a).

“Registration Statement” shall have the meaning set forth in Section 6.1.

“Representatives” means, with respect to any Person, its officers, managers, directors, investment bankers, attorneys, accountants, consultants or other agents, advisors or representatives.

“Restricted Period” means a period of three (3) years following the Closing Date.

“SAAS License Agreement” shall have the meaning set forth in Section 3.2(c).

“SAAS Licensed Software” shall mean the SAAS software set forth on Schedule Y.

“SEC” means the United States Securities and Exchange Commission,

“Securities Act” means the Securities Act of 1933 (as amended, together with the rules and regulations promulgated thereunder).

“Seller Competitive Activity” shall have the meaning set forth in Section 6.6(a)(i).

“Seller Excluded Business” shall have the meaning set forth in the Recitals.

“Seller Indemnitees” shall have the meaning set forth in Section 8.2.

“Stock Consideration” shall have the meaning set forth in Section 2.1.

“Tax” or “Taxes” means any federal, state, local or foreign tax of any kind whatsoever, including any interest, penalties, or additions thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, filing, claim for refund, or information return or statement filed or required to be filed relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

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“Technology License Agreement” shall have the meaning set forth in Section 3.2(e).

“Third Party Claim” shall have the meaning set forth in Section 8.4(b).

“Transfer Taxes” means all federal, state, local or foreign sales, use, transfer, real property transfer, mortgage recording, stamp duty, value-added or similar Taxes that may be imposed in connection with the transfer of Purchased Assets.

“Unaudited Financial Statements” shall have the meaning set forth in Section 6.6(e).

Article X

MISCELLANEOUS

10.1        Entire Agreement, Waivers and Amendment. This Agreement and the Ancillary Agreements constitute the entire agreement among the parties pertaining to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, including but not limited to the that Letter Agreement by and between Seller and Buyer dated June 3, 2015, whether oral or written, of the parties, and there are no other agreements between the parties in connection with the subject matter thereof except as set forth specifically herein. No amendment, supplement, modification, waiver or termination of this Agreement shall be implied or be binding (including, without limitation, any alleged waiver based on a party's knowledge of any inaccuracy in any representation or warranty contained herein) unless in writing and signed by the party against which such amendment, supplement, modification, waiver or termination is asserted. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver, unless otherwise expressly therein provided.

10.2        Successors and Assigns; No Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party; provided that (a) either party may so assign, in whole or in part, its rights and obligations hereunder to one or more of its Affiliates or to a lender in connection with providing security to such lender and (b) either party may assign its rights in connection with a sale of substantially all of the assets of Buyer or the Business or other corporate transactions. Any such assignment will not relieve the party making the assignment from any liability under such agreements. This Agreement is not intended to confer upon any Person other than the parties and their successors any rights or remedies under or by reason of this Agreement.

10.3        Schedules, Exhibits, Etc. All Schedules and Exhibits referred to in this Agreement shall be deemed to be attached to and made a part of this Agreement.

10.4        Payment of Expenses. Except as otherwise provided herein, each of the parties shall pay all of the costs and expenses which such party incurs incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of the obligations hereunder, including, without limitation, the fees and disbursements of counsel, accountants and consultants, without right of reimbursement from any other party.

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10.5        Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, forwarded by overnight air express and receipted for by the recipient or an agent of the recipient, mailed by registered or certified United States mail, postage prepaid and return receipt requested, or emailed (with physical copy to promptly follow) to the following addresses (or to such other address of a party as shall have been specified to the other parties to this Agreement by notice):

(a)         If to the Buyer:

SITO Mobile, Ltd.
Jerry Hug, Chief Executive Officer
100 Town Square Place
Jersey City, NJ 07310
Jhug@SITOMobile.com

with a copy (which shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York
Attn: Gregory Sichenzia, Esq.
Email: gsichenzia@srff.com

(b)         If to Parent or the Seller:

Hipcricket, Inc.
401 Congress Avenue, Suite 2650

Austin, TX 78701

Attn: Andrew Price, Chief Financial Officer

Email: Andy.Price@trilogy.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Attention: H. David Henken, Esq.
Email: dhenken@goodwinproctor.com

10.6        Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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10.7        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.8        Jurisdiction; Waiver of Jury Trial. The parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the State of Delaware (or, if subject matter jurisdiction in that court is not available, in the state courts of Delaware over any dispute arising out of or relating to this Agreement, any Ancillary Agreement or any agreement or instrument contemplated hereby or thereby or entered into in connection herewith or therewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts (and the courts hearing appeals from such courts). The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum in connection therewith. EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING SEEKING ENFORCEMENT OF SUCH PARTY’S RIGHTS UNDER THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY OR ENTERED INTO IN CONNECTION HEREWITH OR THEREWITH OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10.9        Enforcement of this Agreement. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, such remedy being in addition to any other remedy to which such party is entitled at Law or in equity. Each of the parties hereby irrevocably waives to the fullest extent permitted by applicable Law any requirement that the other party post a bond or other security in any action to enforce its rights with respect to this Agreement.

10.10      Parent Guaranty. Parent hereby fully and unconditionally guarantees the indemnity obligations of the Seller in an amount not to exceed the Indemnification Cap, in accordance with and subject to the terms and limitations set forth in Article VIII, including without limitation, Section 8.5(a). Each party hereto acknowledges and agrees that the execution by Parent of this Agreement is solely for the purposes of this Section 10.10 and Parent is not a party to this Agreement for any other purses.

[Signature page follows]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by a duly authorized officer all as of the date first written above.

HIPCRICKET, INC.

By:	/s/ Andrew S. Price
Name: Andrew S. Price
Title: Chief Financial Officer

ESW CAPITAL LLC, solely for the purposes of Section 10.10

By:	/s/ Andrew S. Price
Name: Andrew S. Price
Title: Chief Financial Officer

SITO MOBILE, LTD.

By:	/s/ Jerry Hug
Jerry Hug
Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by a duly authorized officer all as of the date first written above.

SITO MOBILE SOLUTIONS, INC.

By:	/s/ Jerry Hug
Jerry Hug
Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

Schedule I

Assumed Contracts

OPP-0000011120	MGM Resorts International	LAX Nightclub 2015
OPP-0000011119	MGM Resorts International	Jabbawockeez 2015
OPP-0000011127	MGM Resorts International	Cirque "O" 2015
OPP-0000011128	MGM Resorts International	Mirage LOVE 2015
OPP-0000010504	MGM Resorts International	Aria 2015
OPP-0000011146	MGM Resorts International	Aria Food & Beverage 2015
OPP-0000011029	Live Nation Entertainment	Live Nation SoCal Concert Promotion /Comedy 2015
OPP-0000011206	Universal McCann Detroit	FY15_QA_Ram_CBC_RAM HISPANIC VIDEO_ALWON_T2IN_1CDMCA159
OPP-0000011375	Peter A. Mayer Advertising	Audubon Nature Institute 2015 Digital Campaign
OPP-0000011480	FKQ	McDonald's FL Breakfast June - July 2015
OPP-0000011489	FKQ	McDonald's FL ROD McNuggets June - July 2015
OPP-0000011352	RSE	CA Dept of Health: NEOBP Latino Online
OPP-0000011211	RSE	CA Dept of Health: NEOBP Latino Online
OPP-0000011388	Cramer-Krasselt	SRP FY16 COMM EPCAF
OPP-0000011441	Cramer-Krasselt	SRP FY16 ENERGY EFFICIENT
OPP-0000011440	Cramer-Krasselt	SRP FY 16 TOD
OPP-0000011485	Cramer-Krasselt - Phoenix	SRP Safety June July 2015 Extension
OPP-0000011507	Optimedia	T-Mobile Spanish Demand Q3 Denver Plus Up
OPP-0000011395	Osceola Group Marketing	Seminole Hard Rock Hollywood Poker Open June - August 2015
OPP-0000011516	FKQ	McDonald's FL McNuggets Mini Flight July 2015
OPP-0000011517	Osceola Group Marketing	Seminole Hard Rock Hollywood July 2015
OPP-0000011504	Bernstein-Rein Advertising	McDonald's SoCo 1831 Digital 3Q 2015
OPP-0000011526	Ariadna	LAN USA July 2015
OPP-0000010948	Avalanche Media Group, LLC	Wingstop DFW_Avalanche_2015
OPP-0000011361	Bernstein-Rein Advertising	McDonald's Q2 Breakfast Eastern Iowa Advertising
OPP-0000011380	Broadhead	USDA-APHIS-InvasiveSpecies-2015
OPP-0000011528	FKQ	3Q15 Nuggets Video 7/13-7/26

Schedule II

Customer List

360i
90 Octane
Active Media
Agenti Media Services
AKQA
Alexian Brothers c/o Efficiency Media
Amazon Services
Amobee
Anheuser-Busch
Anson-Stoner
AOL
Ariadna
Arras Keathley
Avalanche Media Group
Avalanche Media Group, LLC
B&P Advertising
Bandy Carroll Hellige
BCH
Bernstein-Rein Advertising, Inc.
Bernstein-Rein Advertising
Boppy Company
BPN
Broad Street
Broadhead
BSSP
Burt's Bees
Carat USA Inc.
Casanova Pendrill
CB&S Advertising
Central Garden & Pet
Centro
Clorox
Cole & Weber United
Cooper Smith Advertising LLC
Cottage8
Cramer-Krasselt
Cramer-Krasselt
Cramer-Krasselt - Phoenix

Crispin Porter + Bogusky
Crossmedia, Inc.
Crystal Farms
Diamond Foods
Doner Advertising
Dun & Bradstreet
Eden Road Trading
Essence (Point Reach)
Eureka Casino Hotel
Firehouse Agency
FKQ
FKQ Advertising
Flynn Wright, Inc.
Foxwoods Resort Casino
Gabriel deGrood Bendt
Gas Monkey Bar & Grill
General Mills
Graham Group
H&L Partners
Hacker Group
Hadeler Krueger (SKSW)
Halo Innovations Inc.
Hard Rock Hotel LV
Harrison Media
Harvego Enterprises
Hillshire Brands
Hocking Media Group
Horizon Media Inc.
Icon International
IMM - Boulder
Initiative
ISIS Inc.
Joule
Jungle Media
Kelley & Kelley Marketing
Live Nation
Live Nation Entertainment
Lyft
Machine Zone
MAN Marketing
Mandalay Bay Resort & Casino
Marchex
Marketing Inspirations

[Signature Page to Asset Purchase Agreement]

Maxus
McKinney
MEC
Media Works
MediaVest
Medimm
Method Groupe
MGM Resorts
MGM Resorts International
MGSCOMM
Mighty Media Partners
Mindshare
Minnesota State University, Mankato
Moroch
Mt Wilson Broadcasting - KKGO
MyWebGrocer
Neiman Marcus
Off Madison Ave
OMD Digital
Optimedia
Osceola Group Marketing
Paco Communication
Palms Casino Resort
Paramore
Pedone - New York
Pedone Media
Peter A. Mayer Advertising
Peter A. Mayer Advertising, Inc
PHD
PHD New York
Possible
Potawatomi Bingo Casino
Potawatomi Hotel & Casino
PPK
R&R Partners
Rachael Piper Consulting
Radio Disney
Richards Group
Riester
RSE
Runyon Saltzman & Einhorn
Saatchi LA

[Signature Page to Asset Purchase Agreement]

Sherry Matthews Advocacy Marketing
Shock Doctor
SK&G
Southwest Media Group
Starcom c/o Re
Sullivan Higdon & Sink
TBC Corporation
The Hacker Group
True Media
TrueMedia
TruMC
Universal McCann
Universal McCann Detroit
VyStar Credit Union
Wingstop DFW Co-op
Zig Marketing
Zubi Advertising

[Signature Page to Asset Purchase Agreement]

Schedule III

IP Assets

Source code contained in the following Seller git repositories as of the Closing Date:

●	hip-rtb
●	hip-rtb-manager
●	rtbopt
●	rtb-kinesis-consumer

Schedule IV

Records

Data Records:

1.	A one-time extract of historic Mobile Advertising customer data for all Existing Customers.

2.	A one-time extract of historic billing records for a two (2) year period for each Existing Customer.

3.	A one-time extract of Seller’s SalesForce.com records for each Existing Customer. Notwithstanding the foregoing, Buyer may reasonably request additional one-time extracts of this data for a period of 15 days after the Closing Date.

Documentation

Buyer shall have access to the online repositories of the data (Confluence and Jira), with respect to the data indicated below. The online access shall remain open for the forty-five (45)-day period after the Closing Date, and during such forty-five (45)-day period, Buyer shall be able request copies of such materials.

Confluence Spaces:

Ad Life Ad Serve Platform

Advertising

Analytics

Client Services

Jira

Client

AdServe

Analytics

Exhibit A

Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT AND BILL OF SALE

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT AND BILL OF SALE (this “Agreement”) is entered into and effective as of July 8, 2015 by and among SITO Mobile, Ltd., a corporation organized under the laws of the State of Delaware, SITO Mobile Solutions, Inc., a corporation organized under the laws of the State of Nevada (together, the “Buyer”), and Hipcricket, Inc., a corporation organized under the laws of the State of Delaware (“Seller”). The Seller and the Buyer are sometimes referred to in this Agreement collectively as the “Parties” and each individually as a “Party.” Unless otherwise defined in this Agreement, capitalized terms shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Buyer and the Seller are parties to the Asset Purchase Agreement, dated as of July 8, 2015, by and among the Seller and the Buyer (the “Purchase Agreement”);

WHEREAS, on the terms and subject to the conditions set forth in the Purchase Agreement, and in exchange for the Purchase Price, (i) the Seller has agreed to sell, assign, transfer, convey and deliver to the Buyer, and the Buyer has agreed to purchase, acquire, accept and take assignment and delivery from the Seller, all of the Seller’s right, title and interest in, to and under the Purchased Assets; and

WHEREAS, on the terms and subject to the conditions set forth in the Purchase Agreement, the Buyer has agreed to assume, timely perform, pay and discharge all the Assumed Liabilities.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual agreements set forth herein, each of the Seller and the Buyer agree as follows:

1.       Assignment and Sale of the Purchased Assets. Seller hereby, sell, transfers, assigns and delivers to the Buyer, and the Buyer hereby purchases, accepts and received all of Seller’s right, title and interest in, to or arising from the Purchased Assets free and clear of all Encumbrances, other than the Permitted Encumbrances.

2.       Assumption of Liabilities. Buyer hereby assumes all Assumed Liabilities from the Closing Date.

3.       Excluded Assets. This Agreement is not, and shall not be construed as, an attempt or agreement by the Parties to assign any Excluded Asset.

4.       Subject to Purchase Agreement. The scope, nature and extent of the Purchased Assets sold hereunder are set forth in the Purchase Agreement. The Buyer and the Seller each acknowledge and agree that this Agreement is intended only to effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets pursuant to the Purchase Agreement and shall be governed entirely in accordance with the terms and conditions set forth in the Purchase Agreement. Nothing contained herein, express or implied, shall itself change, limit, restrict, amend, extend, supersede or modify (nor shall it be deemed or construed as changing, limiting, restricting, amending, extending, superseding or modifying) the terms or conditions set forth in the Purchase Agreement in any manner whatsoever. This Agreement does not transfer or create any rights to any assets, properties or rights not otherwise transferred or created pursuant to the Purchase Agreement. In the event of any conflict between the terms and conditions set forth in the Purchase Agreement and this Agreement, the terms and conditions set forth in the Purchase Agreement shall control.

5.       Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.       Jurisdiction; Wavier of Jury Trial. The Parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the State of Delaware (or, if subject matter jurisdiction in that court is not available, in the state courts of Delaware over any dispute arising out of or relating to this Agreement, any Ancillary Agreement or any agreement or instrument contemplated hereby or thereby or entered into in connection herewith or therewith or any of the transactions contemplated hereby or thereby. Each Party hereby irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts (and the courts hearing appeals from such courts). The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum in connection therewith. EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING SEEKING ENFORCEMENT OF SUCH PARTY’S RIGHTS UNDER THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY OR ENTERED INTO IN CONNECTION HEREWITH OR THEREWITH OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

7.       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights, interests or obligations hereunder may be made by any Party, directly or indirectly (by operation of Law or otherwise), without the prior written consent of the other Parties, and any attempted assignment without such required consents shall be void. No assignment of any obligations hereunder shall relieve the Parties of any of its obligations pursuant to this Agreement. Upon any permitted assignment, the references in this Agreement to the assigning Party shall also apply to any such assignee of such assigning Party.

8.       Amendments and Waivers. This Agreement may be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by all of the Parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

9.       Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions originally contemplated by this Agreement are consummated to the greatest extent possible.

10.     Headings; Execution in Counterparts. The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

SELLER:

HIPCRICKET, INC.

By:	/s/ Andrew S. Price
Andrew S. Price
Chief Financial Officer

BUYER:

SITO MOBILE, LTD.

By:	/s/ Jerry Hug
Jerry Hug
Chief Executive Officer

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

BUYER:

SITO MOBILE SOLUTIONS, INC.

By:	/s/ Jerry Hug
Jerry Hug
Chief Executive Officer

Exhibit B

SAAS License Agreement

Hipcricket®, Inc
SELLER CONFIDENTIAL

TRANSACTION SERVICES AGREEMENT

This Transaction Services Agreement (“TSA”) is entered into as of July 8, 2015, between SITO Mobile, Ltd., a corporation organized under the laws of the State of Delaware (“Buyer”), and Hipcricket, Inc., a corporation organized under the laws of the State of Delaware (“Seller”), and is a condition to closing the transactions contemplated by that certain Asset Purchase Agreement, dated as of July 8, 2015, between the parties (the “APA”). This TSA sets forth the terms and conditions under which Seller will provide Buyer with access to the “SaaS Licensed Software” that is defined in the APA. Terms not otherwise defined herein shall have the meanings ascribed to such terms in the APA.

Article I LICENSE GRANT AND RIGHT OF USE

1.1       License Grant. Subject to all limitations and restrictions contained herein and the APA, Seller grants Buyer a subscription, software as a service (“SaaS”), nonexclusive and nontransferable right to access and operate the object code form of the SaaS Licensed Software as hosted by Seller (“Use”) solely to perform the services pertaining to the Business (in such form as transferred by Seller to Buyer at time of closing of the APA, without subsequent modification, expansion or otherwise) and solely for Existing Customers (the “Limited Scope”). For purposes of the Limited Scope, Seller shall provide Buyer with (i) ten (10) standard user accounts and (ii) two (2) user accounts with operations access (AWS/Internap Credentials to support SaaS Licensed Software with admin credentials).

1.2       Use. Buyer shall have a limited right and license to Use the SaaS Licensed Software solely for its internal purposes, solely for the Limited Scope. Unless otherwise expressly permitted in the APA and subject to Section 1.5 below, Buyer shall not permit any subsidiaries, affiliated companies, or third parties to access the SaaS Licensed Software

1.3       License Type. The SaaS Licensed Software licensed pursuant to this TSA and the APA may be Used by an unlimited number of individual Authorized Users solely for the internal Use and benefit of Buyer and subject to the Limited Scope and Section 1.5 below.

1.4       Additional Restrictions. In no event shall Buyer disassemble, decompile, or reverse engineer the SaaS Licensed Software or Confidential Information or permit others to do so. Disassembling, decompiling, and reverse engineering include, without limitation: (i) converting the SaaS Licensed Software from a machine-readable form into a human-readable form; (ii) disassembling or decompiling the SaaS Licensed Software by using any means or methods to translate machine-dependent or machine-independent object code into the original human-readable source code or any approximation thereof; (iii) examining the machine-readable object code that controls the SaaS Licensed Software’s operation and creating the original source code or any approximation thereof by, for example, studying the SaaS Licensed Software’s behavior in response to a variety of inputs; or (iv) performing any other activity related to the SaaS Licensed Software that could be construed to be reverse engineering, disassembling, or decompiling. To the extent any such activity may be permitted pursuant to written agreement, the results thereof shall be deemed Confidential Information subject to the requirements of the APA and this TSA. Buyer may use Seller’s Confidential Information solely in connection with the SaaS Licensed Software and pursuant to the terms of the APA and this TSA.

1.5       Authorized Users. Unless otherwise specifically provided in the APA, “Authorized Users” shall only consist of: (i) employees of Buyer, and (ii) subject to the confidentiality obligations as set forth in the APA, third party contractors of Buyer who do not compete with Seller (“Permitted Contractors”). Permitted Contractors may Use the SaaS Licensed Software within the Limited Scope and only at Buyer’s place of business or in the presence of Buyer personnel.

Article II PAYMENT. There is no additional fee for the license granted to Buyer hereunder during the Initial Term (as defined below) beyond the payment and other obligations of the Buyer set forth in the APA. The license fee for each Renewal Term (as defined below) shall be $50,000 per month, provided Seller shall bill Buyer the actual costs of providing access to the SaaS Licensed Software if the actual Seller cost to support the SaaS Licensed Software for Buyer’s Use exceeds $50,000.

SELLER CONFIDENTIAL

Article III HOSTING. Seller will use reasonable efforts to make the SaaS Licensed Software available for use by Authorized Users with no less frequency than the availability of the SaaS Licensed Software to Seller’s internal users. SELLER HAS NO REPONSIBILITY FOR ANY DELAYS OR FAILURES THAT ARE OUTSIDE OF SELLER’S CONTROL, INCLUDING BUT NOT LIMITED TO INTERNET DOWNTIME, BUYER’S INABILITY TO CONNECT TO THE SAAS LICENSED SOFTWARE OR ANY USER ERRORS BY BUYER.

Article IV OWNERSHIP

4.1       Reservation of Rights. By signing the APA, Buyer irrevocably acknowledges that, subject to the licenses granted herein, Buyer has no ownership interest in the SaaS Licensed Software, or Seller materials provided to Buyer. Seller shall own all right, title, and interest in such SaaS Licensed Software and Seller materials, subject to any limitations associated with intellectual property rights of third parties. Seller reserves all rights not specifically granted herein.

4.2       Suggestions/Improvements to SaaS Licensed Software. Notwithstanding this Section, unless otherwise expressly agreed in writing, all suggestions, solutions, improvements, corrections, and other contributions provided by Buyer regarding the SaaS Licensed Software or other Seller materials provided to Buyer shall be owned by Seller, and Buyer hereby agrees to assign any such rights to Seller. Nothing in this TSA shall preclude Seller from using in any manner or for any purpose it deems necessary, the know-how, techniques, or procedures acquired or used by Seller in the performance of services hereunder.

Article V INTENTIONALLY LEFT BLANK

Article VI DISCLAIMER OF WARRANTY. Any and all SAAS Licensed Software, Services, CONFIDENTIAL INFORMATION and any other technology or materials provided by SELLER to BUYER is provided “as is” and without warranty of any kind. SELLER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

Article VII LIMITATION OF LIABILITY

7.1       Liability Cap. IN NO EVENT SHALL SELLER, SELLER’S LICENSORS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF LIABILITY, WHETHER IN AN EQUITABLE, LEGAL, OR COMMON LAW ACTION ARISING HEREUNDER FOR CONTRACT, STRICT LIABILITY, INDEMNITY, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, FOR DAMAGES WHICH, IN THE AGGREGATE, EXCEED $1,000.00, NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

7.2       Disclaimer of Damages. IN NO EVENT SHALL SELLER, SELLER’S LICENSORS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF LIABILITY, WHETHER IN AN EQUITABLE, LEGAL, OR COMMON LAW ACTION ARISING HEREUNDER FOR CONTRACT, STRICT LIABILITY, INDEMNITY, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, FOR ANY SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY KIND AND HOWEVER CAUSED INCLUDING, BUT NOT LIMITED TO, BUSINESS INTERRUPTION OR LOSS OF PROFITS, BUSINESS OPPORTUNITIES, OR GOODWILL ARISING HEREUNDER EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

SELLER CONFIDENTIAL

Article VIII TERM AND TERMINATION

8.1       Term. The term of this TSA shall be a period of thirty (30) days (“Initial Term”). Upon the conclusion of the Initial Term, this TSA shall renew for up to six (6) additional thirty (30) day terms (each a “Renewal Term”), provided Buyer gives Seller written notice of such extension ten (10) days prior to the conclusion of the Initial Term or the applicable Renewal Term.

8.2       Termination by Seller. This TSA and any license created hereunder may be terminated by Seller: (i) on five (5) business days written notice to Buyer if Buyer breaches or fails to perform any material obligation required of it hereunder, and to the extent capable of being cured such breach or failure is not cured within such five (5) business day period; or (ii) if Buyer files a petition for bankruptcy or insolvency, has an involuntary petition filed against it, commences an action providing for relief under bankruptcy laws, files for the appointment of a receiver, or is adjudicated a bankrupt concern or otherwise ceases operations.

8.3       Termination by Buyer. This TSA may be terminated by Buyer on five (5) business days written notice to Seller if Seller fails to perform any material obligation required of it hereunder, and such failure is not cured within five (5) business days from Seller’s receipt of Buyer’s notice or a longer period if Seller is working diligently towards a cure.

8.4       Termination. Upon termination of this TSA for any reason, Buyer shall no longer access the SaaS Licensed Software and Buyer shall not circumvent any security mechanisms contained therein.

8.5       Other Remedies. In addition to Seller’s right to terminate this TSA, Seller may pursue other remedies available to it, including injunctive relief. Buyer acknowledges that termination of this TSA shall not relieve Buyer of its obligations under the APA.

Article IX MISCELLANEOUS

9.1       Compliance With Laws. Buyer agrees to comply with all applicable laws, regulations, and ordinances relating to its performance under this TSA. The parties agree that this TSA shall not be governed by the United Nations Convention on the International Sale of Goods or by UCITA, the application of which is expressly excluded.

9.2       Assignment. Buyer may not assign this TSA or otherwise transfer any license created hereunder whether by operation of law, change of control, or in any other manner, without the prior written consent of Seller. Any assignment or transfer in violation of this Section shall be null and void.

9.3       Survival. The provisions set forth in Sections 1.4, Article IV, 6, Article VII, 8.4, 8.5 and Article IX of this TSA shall survive termination or expiration of this TSA and any applicable license hereunder.

9.4       Notices. Any notice required under this TSA shall be given in writing and shall be deemed effective upon delivery to the party to whom addressed. All notices shall be sent to the applicable address specified in the notice section of the APA or to such other address as the parties may designate in writing. Any notice of material breach shall clearly define the breach including the specific contractual obligation that has been breached.

9.5       Force Majeure. Seller shall not be liable to Buyer for any delay or failure of Seller to perform its obligations hereunder if such delay or failure arises from any cause or causes beyond the reasonable control of Seller. Such causes shall include, but are not limited to, acts of God, floods, fires, loss of electricity or other utilities, or delays by Buyer in providing required resources or support or performing any other requirements hereunder.

9.6       Conflict. In the event of a conflict between the terms and conditions of this TSA and the APA, the terms and conditions of this TSA shall prevail.

SELLER CONFIDENTIAL

9.7       Restricted Rights. Use of the SaaS Licensed Software by or for the United States Government is conditioned upon the Government agreeing that the SaaS Licensed Software is subject to Restricted Rights as provided under the provisions set forth in FAR 52.227-19. Buyer shall be responsible for assuring that this provision is included in all agreements with the United States Government and that the SaaS Licensed Software, when accessed by the Government, is correctly marked as required by applicable Government regulations governing such Restricted Rights as of such access.

9.8       Entire Agreement. This TSA constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all proposals and prior discussions and writings between the parties with respect to the subject matter contained herein. Any signed copy of this TSA made by reliable means (e.g., photocopy or facsimile) shall be considered an original.

9.9       Modifications. The parties agree that this TSA cannot be altered, amended or modified, except by a writing signed by an authorized representative of each party.

9.10     No Waiver. No failure or delay in enforcing any right or exercising any remedy will be deemed a waiver of any right or remedy.

9.11     Severability and Reformation. Each provision of this TSA is a separately enforceable provision. If any provision of the TSA is determined to be or becomes unenforceable or illegal, such provision shall be reformed to the minimum extent necessary in order for the TSA to remain in effect in accordance with its terms as modified by such reformation.

9.12       Independent Contractor. Seller is an independent contractor and nothing in this TSA shall be deemed to make Seller an agent, employee, partner or joint venturer of Buyer. Neither party shall have authority to bind, commit, or otherwise obligate the other party in any manner whatsoever.

9.13       Jurisdiction; Waiver of Jury Trial.

9.14       Choice of Law. THESE SAAS TERMS SHALL BE GOVERNED AND INTERPRETED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS OF ANY STATE OR JURISDICTION. ANY ACTION ARISING OUT OF OR RELATED TO THESE SAAS TERMS SHALL BE BROUGHT IN THE STATE OR FEDERAL COURTS LOCATED IN AUSTIN, TEXAS AND EACH PARTY HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS.

[Signature page to follow]

IN WITNESS WHEREOF, each of the parties has caused this Transition Services Agreement to be executed on its behalf by a duly authorized officer all as of the date first written above.

HIPCRICKET, INC.

By:	/s/ Andrew S. Price
Name: Andrew S. Price
Title: Chief Financial Officer

SITO MOBILE, LTD.

By:	/s/ Jerry Hug
Jerry Hug
Chief Executive Officer

Exhibit C

IP Assignment Agreement

TRADEMARK ASSIGNMENT

This Trademark Assignment (this “Assignment”) is made effective this 8th day of July, 2015, by and between Hipcricket, Inc. a corporation organized and existing under the laws of Delaware and having a usual place of business at 401 Congress Avenue, Suite 2650 Austin, TX 78701 (“Assignor”) and SITO Mobile, Ltd., a corporation organized and existing under the laws of Delaware, and having a usual place of business at 100 Town Square Place, Jersey City, NJ 07310 (“Assignee”).

WHEREAS, Assignor holds all right, title and interest in and to the trademarks, service marks and trade names set forth on Exhibit A attached hereto and incorporated herein by reference (the “Marks”);

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), pursuant to which Assignor transferred, sold and conveyed to Assignee the Purchase Assets (as defined in the Purchase Agreement), including the Marks and the goodwill of the Business (as defined in the Purchase Agreement) symbolized thereby;

WHEREAS, Assignor now wishes to assign the Marks to Assignee, and Assignee is desirous of acquiring the Marks from Assignor, together with the goodwill of the business symbolized thereby; and

WHEREAS, the execution and delivery of this Assignment is a condition to Closing under the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and in the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

Assignor does hereby sell, assign, convey and transfer unto Assignee and its successors, assigns and legal representatives, Assignor’s entire right, title and interest in and throughout the world in and to the Marks (including any common law rights that may exist and are associated therewith), together with the goodwill of the transferred business symbolized thereby and appurtenant thereto, the same to be held and enjoyed by Assignee, its successors, permitted assigns or legal representatives, together with income, royalties, damages or payments due on or after the date hereof, including, without limitation, all claims for damages or payments by reason of infringement or unauthorized use of the Marks, along with the right to sue for past infringements and collect same for Assignee’s sole use and enjoyment.

Assignor does hereby authorize the Director of the United States Patent & Trademark Office to record the Marks and title thereto as the property of Assignee, its successors, assigns or legal representatives in accordance with the terms of this instrument.

Assignee and Assignor also agree that multiple copies of this Assignment may be executed, each of which shall be deemed an original, and each of which shall be valid and binding upon Assignee and Assignor.

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IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as a sealed instrument by their duly authorized representatives as of the date first written above.

ASSIGNOR:	HIPCRICKET, INC.

Name:	Andrew S. Price
Signature:	/s/ Andrew S. Price
Title:	Chief Financial Officer

ASSIGNEE:	SITO MOBILE, LTD.

Name:	Jerry Hug
Signature:	/s/ Jerry Hug
Title:	Chief Executive Officer

Exhibit A

Marks

Mark	Jurisdiction	Application No. & Date	Registration No. & Date
AD SERVE	US	85181957; November 21, 2010	4,089,791; January 24, 2012

Exhibit D

Technology License Agreement

TECHNOLOGY LICENSE AGREEMENT

between

HipCricket, Inc.

and

SITO Mobile, Ltd.

This Technology License Agreement (the “Agreement”) dated as of July 8, 2015 (the “Effective Date”), sets forth the terms and conditions under which the parties agree that HipCricket, Inc., with primary offices located at 401 Congress Avenue, Suite 2650, Austin, TX 78701 (“Licensor”) shall grant SITO Mobile, Ltd., with primary offices located at 100 Town Square Place Jersey City, NJ 07310 (“Licensee”) certain rights to use portions of the technology specified in Attachment A (“Potential Licensed Technology”). Within thirty (30) days of the Effective Date, Licensee shall provide Licensor with written notice in the form of Attachment B, which will be incorporated herein by reference, indicating which components from the Potential Licensed Technology that Licensee will license hereunder (“Licensed Technology”). The Licensed Technology may be used solely in connection with supporting the Existing Customers (as defined in the Asset Purchase Agreement between Licensor and Licensee dated even herewith (“APA”)) use of the IP Assets (as defined in the APA) (the “Authorized Purpose”).

The foregoing is agreed to by:

HipCricket, Inc.		SITO Mobile, Ltd.

By:	/s/ Andrew S. Price	By:	/s/ Jerry Hug
Name:	Andrew S. Price	Name:	Jerry Hug
Title:	Chief Financial Officer	Title:	Chief Executive Officer

Date:	July 8, 2015	Date:	July 8, 2015

(a)          TERMS and CONDITIONS

1.	GRANT OF RIGHTS

a)	Licensor hereby grants Licensee a royalty-free, nonexclusive, perpetual, nontransferable license to use the Licensed Technology solely for the Authorized Purpose.

b)	No other rights with respect to the Licensed Materials are granted to Licensee. Licensor reserves all rights and licenses not expressly granted to Licensee pursuant to this Agreement. No license or other right is granted under this Agreement, either directly or by implication, estoppel or otherwise to any third parties acquiring products or services from Licensee that would immunize from suit a third parties' products or services by acquiring products or services from Licensee.

c)	Licensee acknowledges that this license is not exclusive and that Licensor may operate as a direct competitor or license others to operate as direct competitors in licensing the Licensed Technology.

d)	For clarification, any use of the Licensed Technology in connection with products or services other than for the Authorized Purpose shall be an infringement of Licensee’s intellectual property rights.

2.	FEES. There shall be no fee for the license granted herein.

3.	RECORDS AND REPORTS. Licensee shall keep accurate records and accounts in accordance with standard business practices in the Licensee’s industry regarding the use of the Licensed Technology. Licensor may inspect Licensee's records related to the Licensed Technology and the use thereof on five (5) days notice to Licensee. Such inspections shall be conducted for the purpose of verifying Licensee's compliance with the provisions of this Agreement. Licensor's rights hereunder shall remain in effect through the period ending five (5) years from the expiration or termination of this Agreement.

4.	TITLE. All right, title, and interest in and to the Licensed Technology shall at all times remain vested in Licensor and any third party from which Licensor has received sublicensing and/or marketing rights (the “Third Party Licensor”). Nothing in this Agreement shall be deemed to convey any ownership rights in the Licensed Technology or to restrict Licensor’s rights to grant licenses, sublicenses, distribution or other rights to the Licensed Technology to any other party. Licensee shall not at any time do, permit, or cause to be done any act or thing that would tend to impair Licensor’s rights in the Licensed Technology.

5.	CONFIDENTIALITY

a)	The Licensed Technology, and other related materials furnished to Licensee by Licensor, (collectively the “Proprietary Information”) contain valuable and confidential information which is proprietary to Licensor or its Third Party Licensors and which constitutes trade secrets and unpublished copyrighted material of Licensor.

b)	Except as specifically licensed herein, Licensee agrees not to copy, reproduce, or disclose the Proprietary Information to any third party and shall take every reasonable precaution to prevent the theft, unauthorized distribution, use, or disclosure thereof.

c)	Licensees agrees to maintain the confidentiality of such Proprietary Information and shall use best efforts to confine knowledge of Proprietary Information only to its employees who require such knowledge and use in the ordinary course and scope of their employment by such party.

d)	Licensee acknowledges that Licensor and its Third Party Licensors shall have the right to take all reasonable steps to protect its Proprietary Information, including, but not limited to, injunctive relief and any other remedies as may be available at law or in equity in the event Licensee does not fulfill its obligations under this Agreement.

e)	Nothing in this Agreement shall be construed to convey to Licensee, any title or ownership in or to any Proprietary Information.

f)	Unless otherwise expressly agreed in writing, all suggestions, solutions, improvements, corrections, and other contributions (collectively “Contributions”) by Licensee regarding Licensed Technology or any other Licensor programs shall become the property of Licensor, and Licensee hereby agrees upon written request from Licensor to assign any rights in such property to Licensor. Licensee understands and agrees that each such Contribution or any part thereof prepared by Licensee, shall be a work made for hire and Licensor shall have sole and exclusive ownership of the Contributions and all copyright and other intellectual property rights thereto. Licensee shall (i) include Licensor’s copyright notice and other proprietary legends on each such Contribution; and (ii) provide Licensor with copies thereof. Licensee shall cooperate with Licensor and sign any documents required by Licensor to perfect, document, record or otherwise establish its ownership, intellectual property and other rights in and to such Contributions.

6.	TERM AND TERMINATION

a)	This Agreement shall remain in effect unless terminated in accordance with the following:

i)	By either party if the other party fails to perform any obligation required of it hereunder and such failure is not cured within thirty (30) days from the date written notice of such failure was given.

ii)	By Licensor:

a)	should Licensee be acquired by any third party;

b)	should Licensee assert any infringement claim against the Licensed Technology; or

c)	if Licensee files a petition for bankruptcy or insolvency, has an involuntary petition under bankruptcy laws filed against it, commences an action providing for relief under bankruptcy laws, files for the appointment of a receiver, or is adjudicated a bankrupt concern.

b)	Upon the expiration or termination of this Agreement, Licensee shall, within thirty (30) days, return to Licensor all copies of the Licensed Technology and Proprietary Information and shall certify, in writing, (signed by an officer of Licensee), delivery of all such Licensed Technology and Proprietary Information and copies thereof.

7.	LICENSOR WARRANTY DISCLAIMER. Licensee acknowledges that the Licensed Technology is being provided without warranty in its current “AS IS” condition. EXCEPT FOR THE WARRANTY SET FORTH IN THIS SECTION, LICENSOR MAKES NO WARRANTY OF ANY KIND WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

8.	INDEMNIFICATION. Licensee shall defend, indemnify and hold Licensor and its successors, subsidiaries, officers, directors, members, shareholders, employees, and other agents (“Indemnified Parties”) harmless from and against any claims actions, losses, liability, damages, costs, and expenses (including reasonable attorneys’ fees’) arising from or related to the exercise or practice of the license granted hereunder by Licensee, its affiliates or their officers, employees, agents or representatives.

9.	LIMITATION OF LIABILITY. IN NO EVENT SHALL LICENSOR BE LIABLE ON ANY THEORY OF LIABILITY, WHETHER IN EQUITABLE, LEGAL, OR COMMON LAW ACTION ARISING HEREUNDER FOR CONTRACT, STRICT LIABILITY, INDEMNITY, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, FOR DAMAGES WHICH, IN THE AGGREGATE, EXCEED $1,000 AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY. IN NO EVENT SHALL LICENSOR BE LIABLE UNDER ANY THEORY OF LIABILITY, WHETHER IN AN EQUITABLE, LEGAL, OR COMMON LAW ACTION ARISING HEREUNDER FOR CONTRACT, STRICT LIABILITY, INDEMNITY, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, FOR ANY SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY KIND AND HOWEVER CAUSED INCLUDING, BUT NOT LIMITED TO, BUSINESS INTERRUPTION OR LOSS OF PROFITS, BUSINESS OPPORTUNITIES, OR GOODWILL ARISING HEREUNDER EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

10.	INDEPENDENT CONTRACTOR. Both parties shall remain at all times independent contractors and nothing in this Agreement shall be deemed to create a joint venture, partnership, or agency relationship between the parties. Neither party has the right or authority to assume or to create any obligation or responsibility on behalf of the other.

11.	MISCELLANEOUS

c)	Licensee may not assign this Agreement or otherwise transfer any license created hereunder whether by operation of law, change of control, or in any other manner, without the prior written consent of Licensor. Any assignment or transfer in violation of this Section shall be null and void.

d)	Licensee shall comply with all then current Export Laws and Regulations of the United States Government pertaining to the Licensed Technology. Licensee hereby certifies that it will not directly or indirectly, export, re-export, or transship the Licensed Technology or related information, media, or products in violation of United States laws, rules, and regulations.

e)	Any notice required under this Agreement shall be given in writing and shall be deemed effective upon delivery to the party to whom addressed. All notices shall be sent to the applicable address specified on the face page hereof or to such other address as the parties may designate in writing. Unless otherwise specified, all notices to Licensor shall be sent to the attention of the Contracts Manager.

f)	Licensor shall not be liable to Licensee for any delay or failure of Licensor to perform its obligations hereunder if such delay or failure arises from any cause or causes beyond the reasonable control of Licensor. Such causes shall include, but are not limited to, acts of God, floods, fires, loss of electricity or other utilities, or delays by Licensee in providing required resources or support.

g)	The provisions set forth in Sections 3, 4, 5, 7, 8, 9, 10, and 11 of this Agreement shall survive termination or expiration of this Agreement and any applicable license hereunder.

h)	This Agreement includes the accompanying terms and conditions contained herein and appendices, and constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all proposals and prior discussions and writings between the parties with respect thereto.

i)	This Agreement cannot be altered, amended, or modified except in writing that is signed by an authorized representative of each party. This Agreement shall be governed and interpreted in all respects by Texas law without regard to the conflict of laws provisions of any state or jurisdiction. Any action arising out of or related to this Agreement shall be brought in the state or federal courts located in Austin, Texas and Licensee hereby submits to the exclusive jurisdiction of such courts.

Attachment A

Potential Licensed Technology

The list below is the git repositories that are part of the Potential Licensed Technology. Licensee may download any components contained in the following and upon including such components in Attachment B, such components shall become Licensed Technology.

newton

adlife

adlifeobject

adlifewebservice

opsworks-cookbooks

adlifemail

hiptagvalidator

analytics/hipcricketLicense

einstein

hiptag-charting

reportscripts

partnerdelivery

adjuster

archimedes

insights

SiteBuilderWebServerConfigruation

LoadBalancerConfiguration

adservegateway

Licensor shall provide Licensee with access to the SaaS Licensed Software (as defined in the APA) operating environment as described in the list below. Licensee may download any components contained in the SaaS Licensed Software and upon including such components in Attachment B, such components shall become Licensed Technology.

Ad Serve UI Access (via web services)

Ad Serve Redshift Data Access

Ad Serve Production Environments: Internap and AWS

AdLifeWebService

AdLifeGateway Services

Attachment B

Licensed Technology

This Attachment B is entered into pursuant to the terms and conditions of the Technology License Agreement between HipCricket, Inc. (“Licensor”) and SITO Mobile, Ltd. (“Licensee”) dated July 8, 2015 (“Agreement”). Licensee hereby acknowledges that Licensed Technology pursuant to the Agreement shall mean the following:

The foregoing is agreed to by:

SITO Mobile, Ltd.

By:	/s/ Jerry Hug
Name:	Jerry Hug
Title:	Chief Executive Officer

Date:	July 8, 2015

Schedule X

Patents; Covenants Not to Sue

U.S. Patent No. 7,783,721	Method and code module for adding function to a web page
U.S. Patent No. 7,831,690	Appliance metaphor for adding media function to a web page
U.S. Patent No. 8,219,642	System and method for adding targeted content in a web page
U.S. Patent No. 8,458,294	System and method for adding targeted content in a Web page
U.S. Patent No. 6,594,691	Method and system for adding function to a web page
U.S. Patent No. 7,269,636	Method and code module for adding function to a Web page
U.S. Patent No. 8,539,043	System and method for adding targeted content in a web page
U.S. Patent No. 8,831,580	System and methods of initiating a call
U.S. Patent No. 8,831,581	System and methods of initiating a call
U.S. Patent No. 8,504,048	Systems and methods of making a call
U.S. Patent No. 8,335,232	Method and system of renegotiating end-to-end voice over internet protocol CODECs
U.S. Patent No. 8,379,634	System and methods to route calls over a voice and data network
U.S. Patent No. 8,606,874	System and method of Binding a Client to a Server
U.S. Patent No. 8,792,479	System and Methods to Route Calls Over a Voice and Data Network
U.S. Patent No. 8,804,758	System and Method of Media over an Internet Protocol Communication
U.S. Patent No. 7,460,480	Dynamically adapting the transmission rate of packets in real-time VoIP communications to the available bandwidth
U.S. Patent No. 7,606,217	System and method for routing telephone calls over a voice and data network
U.S. Patent No. 7,676,599	System and method of binding a client to a server
U.S. Patent No. 7,782,878	System and method for sharing an IP address
U.S. Patent No. 7,957,401	System and method for using multiple communication protocols in memory limited processors
U.S. Patent No. 8,842,568	Method and System of Renegotiating End-to-End Voice Over Internet Protocol Codecs
U.S. Patent No. 8,069,168	Apparatuses, methods and systems for information querying and serving in a virtual world based on profiles
U.S. Patent No. 8,069,169	Apparatuses, methods and systems for information querying and serving on the internet based on profiles
U.S. Patent No. 8,407,220	Apparatuses, methods and systems for ambiguous code-triggered information querying and serving on mobile devices
U.S. Patent No. 8,447,510	Apparatuses, methods and systems for determining and announcing proximity between trajectories
U.S. Patent No. 7,958,081	Apparatuses, methods and systems for information querying and serving on mobile devices based on ambient conditions

Schedule Y

SAAS Licensed Software

Ad Serve UI Access (via web services)

Ad Serve Redshift Data Access

Ad Serve Production Environments: Internap and AWS

Ad Serve Gateway Services

AdLifeWebService

AdLifeGateway Services

Schedule 7.2

Consents

None.

Disclosure Schedules

Capitalized terms used but not defined in these Disclosure Schedules, shall have the respective meaning given to such terms in the Agreement.

Disclosure Schedule Section 2.2-Allocation Schedule.

Following the Closing, Seller will allocate the Purchase Price among the Purchased Assets.

Disclosure Schedule Section 4.2(b)-No Conflict

Consent to the transactions contemplated by this Agreement is required under each of the Assumed Contracts, the list of which is hereby incorporated by reference.

Disclosure Schedule Section 4.4-Agreements, Contracts and Commitments

Consent to the transactions contemplated by this Agreement is required under each of the Assumed Contracts, the list of which is hereby incorporated by reference.